                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY

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                          ST ASSEMBLY TEST SERVICES LTD

                                       AND

                              THE BANK OF NEW YORK

                              --------------------

                                    INDENTURE

                           DATED AS OF MARCH 18, 2002

                              --------------------


                        1.75% CONVERTIBLE NOTES DUE 2007

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                 PAGE

ARTICLE One

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.  Definitions                                         1

              Accreted Value                                      2
              Act                                                 2
              Additional Amounts                                  2
              Adjustment Effective Date                           2
              ADRs                                                2
              ADS Depositary                                      2
              ADSs; American Depositary Shares                    2
              Affiliate                                           2
              Agent Member                                        2
              Authenticating Agent                                2
              Authorized Officer                                  2
              Average Market Price                                2
              Beneficial Owner                                    3
              Board of Directors                                  3
              Board Resolution                                    3
              Branch Register                                     3
              Business Day                                        3
              Cash Settlement Amount                              3
              Cash Settlement Notice                              3
              Cash Settlement Notice Date                         3
              CDP                                                 3
              Change of Control                                   3
              Clearstream                                         4
              Closing Date                                        4
              Closing Price                                       4
              Commission                                          4
              Company                                             4
              Company Request; Company Order                      4
              Conversion Agent                                    4
              Conversion Date                                     4
              Conversion Notice                                   4
              Conversion Period                                   4
              Convertible Notes                                   5
              Corporate Trust Office                              5
              Corporation                                         5
              Defaulted Interest                                  5
              Definitive Note                                     5
              Delisting                                           5
              Deposit Agreement                                   5

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                                        i

                                                                PAGE
              Depositary                                          5
              DTC                                                 5
              Euroclear                                           5
              Event of Default                                    5
              Exchange Act                                        5
              Extraordinary Resolution                            5
              Fixed Exchange Rate                                 5
              Global Notes                                        5
              Holder                                              6
              Holder's Redemption Notice                          6
              Indenture                                           6
              Interest Payment Date                               6
              International Investment Securities                 6
              Local Currency                                      6
              Market Price                                        6
              Material Subsidiary                                 6
              Maturity                                            6
              Nasdaq National Market                              7
              Officer's Certificate                               7
              Opinion of Counsel                                  7
              Ordinary Shares                                     7
              Outstanding                                         7
              participant                                         8
              Paying Agent                                        8
              Person                                              8
              Predecessor Security                                8
              Prevailing Exchange Rate                            8
              Principal Register                                  8
              Proceeding                                          8
              Purchase Agreement                                  8
              QIBs                                                9
              Redemption Date                                     9
              Redemption Price                                    9
              Registration Date                                   9
              Regular Record Date                                 9
              Regulation S                                        9
              Regulation S Certificate                            9
              Reg S Global Notes                                  9
              Repayment Acceptance Notice                         9
              Repurchase Date                                     9
              Repurchase Event                                    9
              Repayment Price                                     9
              Responsible Officer                                 9
              Restricted Definitive Note                          9
              Restricted Global Notes                             9
              Restricted Securities                               9
              Restrictive Legends                                10
              Rule 144A                                          10

                                                                PAGE
              Rule 144A Certificate                              10
              S$                                                 10
              Securities Act                                     10
              Security Register; Security Registrar              10
              Share Conversion Price                             10
              Singapore                                          10
              Singapore Exchange                                 10
              Special Record Date                                10
              Stated Maturity                                    10
              Subsidiary                                         10
              Trading Day                                        10
              Transfer Restrictions                              10
              Trustee                                            10
              Trust Indenture Act                                11
              Vice President                                     11
              Volume-Weighted Average Prices                     11

SECTION 102.  Compliance Certificates and Opinions               11

SECTION 103.  Form of Documents Delivered to Trustee             11

SECTION 104.  Acts of Holders; Record Dates                      12

SECTION 105.  Notices, Etc., to Trustee and Company              13

SECTION 106.  Notice to Holders; Waiver                          13

SECTION 107.  Effect of Headings and Table of Contents           14

SECTION 108.  Successors and Assigns                             14

SECTION 109.  Separability Clause                                14

SECTION 110.  Benefits of Indenture                              14

SECTION 111.  Governing Law and Jurisdiction                     14

SECTION 112.  Legal Holidays                                     15

SECTION 113.  Waiver of Jury Trial                               15

ARTICLE TWO
SECURITY FORMS

SECTION 201.  Forms Generally                                    16

SECTION 202.  Form of Face of Security                           17

SECTION 203.  Form of Reverse of Security                        24


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

SECTION 204.  Form of Trustee's Certificate of Authentication    30

SECTION 205.  Form of Holder's Redemption Notice                 30

SECTION 206.  Form of Conversion Notice                          31

SECTION 207.  Form of Holder's Repayment Acceptance Notice       34

SECTION 208.  Form of Cash Settlement Notice                     34

ARTICLE THREE
THE CONVERTIBLE NOTES

SECTION 301.  Title and Terms                                    35

SECTION 302.  Denominations                                      36

SECTION 303.  Execution, Authentication, Delivery and Dating     36

SECTION 304.  Temporary Convertible Notes                        36

SECTION 305.  Registration, Registration of Transfer and
               Exchange                                          37

SECTION 306.  Mutilated, Destroyed, Lost and Stolen Convertible
               Notes                                             43

SECTION 307.  Payment of Interest; Interest Rights Preserved     44

SECTION 308.  Persons Deemed Owners                              45

SECTION 309.  Cancellation                                       46

SECTION 310.  Computation of Interest                            46

SECTION 311.  CUSIP Numbers                                      46

SECTION 312.  Certification Form                                 46

ARTICLE FOUR
SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture            47

SECTION 402.  Application of Trust Money                         48

ARTICLE FIVE
REMEDIES

SECTION 501.  Events of Default                                  48

SECTION 502.  Acceleration of Maturity; Rescission and Annulment 50

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                                       iv

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

SECTION 503.  Collection of Indebtedness and Suits for
               Enforcement by Trustee                            51

SECTION 504.  Trustee May File Proofs of Claim                   51

SECTION 505.  Trustee May Enforce Claims Without Possession of
               Convertible Notes                                 52

SECTION 506.  Application of Money Collected                     52

SECTION 507.  Limitation on Suits                                52

SECTION 508.  Unconditional Right of Holders to Receive
               Principal, Premium and Interest and to Convert    53

SECTION 509.  Restoration of Rights and Remedies                 53

SECTION 510.  Rights and Remedies Cumulative                     53

SECTION 511.  Delay or Omission Not Waiver                       53

SECTION 512.  Control by Holders                                 54

SECTION 513.  Waiver of Past Defaults                            54

SECTION 514.  Undertaking for Costs                              54

SECTION 515.  Waiver of Stay or Extension Laws                   55

ARTICLE SIX
THE TRUSTEE

SECTION 601.  Certain Duties and Responsibilities                55

SECTION 602.  Notice of Defaults                                 56

SECTION 603.  Certain Rights of Trustee                          56

SECTION 604.  Not Responsible for Recitals or Issuance of
               Convertible Notes                                 58

SECTION 605.  May Hold Convertible Notes                         58

SECTION 606.  Money Held in Trust                                58

SECTION 607.  Compensation and Reimbursement                     58

SECTION 608.  Disqualification; Conflicting Interests            59

SECTION 609.  Corporate Trustee Required; Eligibility            59

SECTION 610.  Resignation and Removal; Appointment of Successor  59

SECTION 611.  Acceptance of Appointment by Successor             61


                                        v
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
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

SECTION 612.  Merger, Conversion, Consolidation or Succession to
               Business                                          61

SECTION 613.  Preferential Collection of Claims Against Company  61

SECTION 614.  Appointment of Authenticating Agent                61

SECTION 615.  Appointment of Co-Trustee                          63

ARTICLE SEVEN
HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701.  Company to Furnish Trustee Names and Addresses of
               Holders                                           64

SECTION 702.  Preservation of Information; Communications to
               Holders                                           64

SECTION 703.  Reports by Trustee                                 65

SECTION 704.  Reports by Company                                 65

ARTICLE EIGHT
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, Etc., Only on Certain
               Terms                                             66

SECTION 802.  Successor Person Substituted                       67

ARTICLE NINE
SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders 67

SECTION 902.  Supplemental Indentures with Consent of Holders    68

SECTION 903.  Execution of Supplemental Indentures               69

SECTION 904.  Effect of Supplemental Indentures                  69

SECTION 905.  Reference in Convertible Notes to Supplemental
               Indentures                                        69

ARTICLE TEN
COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest         69

SECTION 1002. Maintenance of Office or Agency                    69

SECTION 1003. Money for Security Payments to Be Held in Trust    70

SECTION 1004. Statement by Officers as to Compliance             71

SECTION 1005. Existence                                          71

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                                       vi
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
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

SECTION 1006.       Maintenance of Properties                          71

SECTION 1007.       Payment of Taxes and Other Claims                  72

SECTION 1008.       Restriction on Liens                               72

SECTION 1009.       Payment of Additional Amounts                      73

ARTICLE ELEVEN
REDEMPTION OF CONVERTIBLE NOTES

SECTION 1101.       Right of Redemption                                74

SECTION 1102.       Applicability of Article                           75

SECTION 1103.       Election to Redeem; Notice to Trustee              75

SECTION 1104.       Selection by Trustee of Convertible Notes to Be
                     Redeemed                                          76

SECTION 1105.       Notice of Redemption                               77

SECTION 1106.       Deposit of Redemption Price                        78

SECTION 1107.       Convertible Notes Payable on Repayment Date        78

SECTION 1108.       Convertible Notes Redeemed in Part                 78

ARTICLE TWELVE
REPAYMENT AT OPTION OF HOLDERS

SECTION 1201.       Repayment at Option of Holders                     79

SECTION 1202.       Notice of Repayment Event                          79

SECTION 1203.       Notice to Trustee                                  80

SECTION 1204.       Deposit of Repayment Price                         80

SECTION 1205.       Convertible Notes Payable on Repurchase Date       80

SECTION 1206.       Convertible Notes Repaid in Part                   81

SECTION 1207.       Tender Offer                                       81

ARTICLE THIRTEEN
[RESERVED]

ARTICLE FOURTEEN
CONVERSION OF CONVERTIBLE NOTES

SECTION 1401.       Conversion Right                                  81


                                                                PAGE

SECTION 1402.  Exercise of Conversion Right                      83

SECTION 1403.  Fractions of Shares                               85

SECTION 1404.  Cash Settlement                                   85

SECTION 1405.  Adjustment of Share Conversion Price              86

SECTION 1406.  Notice of Adjustments of Share Conversion Price   92

SECTION 1407.  Notice of Certain Corporate Action                93

SECTION 1408.  Taxes and Expenses on Conversions                 94

SECTION 1409.  Covenants Relating to Conversion                  95

SECTION 1410.  Cancellation of Converted Convertible Notes       96

SECTION 1411.  Trustee Adjustment Disclaimer                     96

ANNEX A

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM RESTRICTED
GLOBAL CONVERTIBLE NOTE TO REG S GLOBAL NOTE                    A-1

ANNEX B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM REG S NOTE
TO RESTRICTED GLOBAL NOTE                                       B-1


     INDENTURE, dated as of March 18, 2002, between ST Assembly Test Services Ltd, a corporation duly organized and existing under the laws of Singapore (herein called the "Company"), having its principal office at 5 Yishun
Street 23, Singapore 768442, and The Bank of New York, a New York banking corporation duly organized and existing under the laws of the State of New York (herein called the "Trustee").


                             RECITALS OF THE COMPANY

     The Company has duly authorized the creation of an issue of its 1.75% Convertible Notes Due 2007 (herein called the "Convertible Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

     All things necessary to make the Convertible Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.


                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase and acceptance of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders from time to time of the Convertible Notes, as follows:


                                  ARTICLE ONE

             Definitions and Other Provisions of General Application


SECTION 101.  Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

     (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     "Accreted Value" means, with respect to a Convertible Note, as of any date of determination, the principal amount of such Convertible Note together with such premium that would provide to the Holder of such Convertible Note an annual yield from March 18, 2002 to (but excluding) the date of determination, of 4.91% per annum, computed on a semi-annual internal rate of return bond equivalent basis, on the principal amount of such Convertible Note, taking into account all interest paid on such Convertible Note and treating as having been paid when due all interest accrued and unpaid on such Convertible Note to the date of determination.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104(a).

     "Additional Amounts" means any additional amounts which are required hereby, under circumstances specified in this Indenture, to be paid by the Company in respect of certain taxes imposed on Holders and which are owing to such Holders.

     "Adjustment Effective Date" means the date on which an adjustment to the Share Conversion Price takes effect with respect to the Convertible Notes.

     "ADRs" means American depositary receipts issued from time to time under the Deposit Agreement.

     "ADS Depositary" means Citibank, N.A., as depositary, appointed pursuant to the Deposit Agreement or such other depositary appointed by the Company with respect to the ADSs from time to time.

     "ADSs" or "American Depositary Shares" means American depositary shares evidenced by the ADRs.

     "Affiliate" has the meaning specified in Rule 12b-2 under the Exchange Act.

     "Agent Member" with respect to any Global Note means a member of or participant in the Depositary for such Global Note.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Convertible Notes.

     "Authorized Officer" means the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer of the Company or other officers of the Company duly authorized pursuant to a Board Resolution, a power of attorney or other available means to act on behalf of the Company.

     "Average Market Price" has the meaning specified in Section 1405(g)(i).

     "Beneficial Owner" will be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

     "Board Resolution" means a copy of a resolution certified by an Authorized Officer of the Company or the Company Secretary or Assistant Company Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Branch Register" has the meaning specified in Section 305.

     "Business Day" means, in any location, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close. Unless stated otherwise, Business Day shall mean a Business Day in The City of New York and Singapore.

     "Cash Settlement Amount" means:

     (i) in the event that a Holder has chosen to convert Convertible Notes into Ordinary Shares, the product of (x) the number of Ordinary Shares deliverable upon exercise of the conversion right in respect of a Convertible Note but not delivered by the Company, and (y) the arithmetic average of the Volume-Weighted Average Prices (in Singapore dollars) of the Company's Ordinary Shares on the Singapore Exchange for each day during the five Trading Days immediately following the Cash Settlement Notice Date converted into US dollars at the Prevailing Exchange Rate; and

     (ii) in the event that a Holder has chosen to convert Convertible Notes into ADSs, the product of (x) the number of ADSs deliverable upon exercise of the conversion right in respect of a Convertible Note but not delivered by the Company, and (y) the arithmetic average of the Volume-Weighted Average Prices (in US dollars) of the Company's ADSs on the Nasdaq National Market for each day during the five Trading Days immediately following the Cash Settlement Notice Date.

     "Cash Settlement Notice" has the meaning specified in Section 1404.

     "Cash Settlement Notice Date" has the meaning specified in Section 1404.

     "CDP" means The Central Depository (Pte) Limited.

     "Change of Control" means the occurrence of any of the following events:

     (i) other than Singapore Technologies Pte Ltd and its Affiliates, any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the then outstanding securities entitled to vote generally in elections of directors of the Company;

     (ii) the Company consolidates with or merges into any other Person, or any other Person merges into the Company, and, in the case of any such transaction, the outstanding Ordinary Shares of the Company are reclassified into or exchanged for any other property or securities, unless the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of then outstanding voting securities entitled to vote generally in elections of directors of the corporation resulting from such transaction; or

     (iii) the Company and its Subsidiaries, taken as a whole, sell, assign, convey, transfer or lease all or substantially all assets of the Company and its Subsidiaries, taken as a whole, (other than to one or more wholly-owned Subsidiaries of the Company).

     "Clearstream" means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

     "Closing Date" means March 18, 2002.

     "Closing Price" means for any Trading Day the last reported transaction price or, if no transaction takes place on such day, the average of the closing bid and asked prices of Ordinary Shares for such day as furnished by a leading independent securities firm licensed to trade on the Singapore Exchange selected from time to time by the Company for such purpose.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board of Directors or the Chief Executive Officer of the Company or by any other Authorized Officer and delivered to the Trustee.

     "Conversion Agent" means any Person authorized by the Company to accept the presentation of Convertible Notes by Holders for conversion. The Company has initially appointed the Trustee as its Conversion Agent in the Borough of Manhattan, The City of New York.

     "Conversion Date" has the meaning specified in Section 1402.

     "Conversion Notice" has the meaning specified in Section 203, a form of which is provided in Section 206.

     "Conversion Period" has the meaning specified in Section 1401.

     "Convertible Notes" has the meaning specified in the first Recital of this Indenture comprising the US$175,000,000 aggregate principal amount of the Convertible Notes issued, authenticated and delivered under this Indenture as of the date hereof and any additional Convertible Notes of up to US$25,000,000 in aggregate principal amount which may be issued pursuant to this Indenture on or before April 17, 2002 and for the time being outstanding or, as the context may require, a specific number or principal amount of them.

     "Corporate Trust Office" means the principal office of the Trustee at 101 Barclay Street, Floor 21W, New York, New York 10286, at which at any particular time its corporate trust business shall be principally administered, or such other address as the Trustee (or successor trustee) may designate from time to time by notice to the Holders and the Company.

     "Corporation" means a corporation, association, company, joint-stock company or business trust.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Definitive Note" has the meaning specified in Section 305(d)(v).

     "Delisting" means the Ordinary Shares are not listed on the Singapore Exchange (or its successor).

     "Deposit Agreement" means the Deposit Agreement, dated as of February 8, 2000, by and among the Company, the ADS Depositary, and all holders and beneficial owners from time to time of the ADSs issued thereunder, as the same may be amended and/or supplemented from time to time in accordance with its terms.

     "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Convertible Notes as contemplated by
Section 301.

     "DTC" has the meaning specified in Section 201.

     "Euroclear" means Euroclear Bank S.V./N.V., as operator of the Euroclear System (or any successor securities clearing agency).

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934 and any statute successors thereto, in each case as amended from time to time.

     "Extraordinary Resolution" means a resolution approved by the Holders of not less than 66 2/3% in principal amount of the Outstanding Convertible Notes.

     "Fixed Exchange Rate" means the exchange rate of US$1.00=S$1.8215.

     "Global Notes" means the Restricted Global Notes or the Reg S Global Notes, as the case may be, and "Global Securities" means all of such securities.

     "Holder" means a Person in whose name a Convertible Note is registered in the Security Register.

     "Holder's Redemption Notice" has the meaning specified in Section 1105, a form of which is provided in Section 205.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Convertible Notes.

     "International Investment Securities" means any bonds, notes, debentures, debenture stocks, loan stocks, certificates or other instruments evidencing indebtedness (excluding, for the avoidance of any doubt, any loans from banks or other financial institutions or lenders) with a maturity of greater than one year and which (1) are, or are intended to be, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market) and (2) either (A) are by their terms payable, or confer a right to receive payment, in any currency other than a Local Currency or (B) are denominated in a Local Currency and more than 50% of the aggregate principal amount of the offering of such International Investment Securities is initially distributed outside the jurisdiction using such Local Currency as its form of legal tender by or with the consent of the Company.

     "Local Currency" means the Singapore dollar and the currency of any jurisdiction (other than the United States) in which any Material Subsidiary is organized and principally operating; provided that such Material Subsidiary was not organized in such jurisdiction in contemplation of or in connection with the issuance of any international investment securities.

     "Market Price" means for any Trading Day with respect to the Ordinary Shares, the closing sales price of the Ordinary Shares on the Singapore Exchange on such day or, if no reported sales take place on such day, the average of the reported closing bid and offered prices, in either case as reported by the Singapore Exchange for such day as furnished by a leading independent securities firm in Singapore selected from time to time by the Company and approved by the Trustee for this purpose.

     "Material Subsidiary" means any subsidiary of the Company whose consolidated net revenues or consolidated net assets as shown on its most recent audited consolidated financial statements represents 10% or more of the Company's consolidated net revenues or consolidated net assets, as shown on the Company's most recent audited consolidated financial statements.

     "Maturity", when used with respect to any Convertible Note, means the date on which the principal of such Convertible Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repurchase or otherwise.

     "Nasdaq National Market" means the Nasdaq National Market System.

     "Officer's Certificate" means a certificate signed by the Chairman of the Board or by any other Authorized Officer of the Company, and delivered to the Trustee. The officer signing an Officer's Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Ordinary Shares" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of Section 801, shares issuable on conversion of Convertible Notes shall include only shares of the class designated as Ordinary Shares of the Company at the date of this instrument or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company (except for any right the record date for which precedes the Conversion Date for such Convertible Notes; with respect to preemptive rights in connection with rights issues and rights to dividends, except in the case where the record date for closure of the Company's register of shareholders for a shareholders' meeting precedes such Conversion Date; and except for any other right excluded by mandatory provisions of applicable law) and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Outstanding", when used with respect to Convertible Notes, means, as of the date of determination, all Convertible Notes theretofore authenticated and delivered under this Indenture, except:

          (i) Convertible Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation including those surrendered for payment, conversion, redemption or repayment;

          (ii) Convertible Notes for whose payment, redemption or repurchase money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Convertible Notes; provided that, if such Convertible Notes are to be redeemed, notice of such redemption or repurchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (iii) Convertible Notes in respect of which the Conversion Right has been duly exercised and discharged; and

          (iv) Convertible Notes which have been paid pursuant to Section 402 or in exchange for or in lieu of which other Convertible Notes have been authenticated and delivered pursuant to this Indenture, other than any such Convertible Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Convertible Notes are held by a bona fide purchaser in whose hands such Convertible Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Convertible Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Convertible Notes owned by the Company or any other obligor upon the Convertible Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Convertible Notes which the Trustee knows to be so owned shall be so disregarded. Convertible Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Convertible Notes and that the pledgee is not the Company or any other obligor upon the Convertible Notes or any Affiliate of the Company or of such other obligor.

     "participant" has the meaning specified in Section 305(c).

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Convertible Notes on behalf of the Company. The Company has initially appointed the Trustee as its Paying Agent in the Borough of Manhattan, The City of New York.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Predecessor Convertible Note" of any particular Convertible Note means every previous security evidencing all or a portion of the same debt as that evidenced by such particular Convertible Note; and, for the purposes of this definition, any Convertible Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Convertible Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Convertible Note.

     "Prevailing Exchange Rate" means, on any date of determination, the noon buying rate in New York City for cable transfers in Singapore dollars, as certified for customs purposes by the Federal Reserve Bank in New York on such date.

     "Principal Register" has the meaning specified in Section 305.

     "Proceeding" has the meaning specified in Section 111.

     "Purchase Agreement" means the purchase agreement, dated March 13, 2002, between the Company and the several initial purchasers thereto, in relation to the offering of the Convertible Notes.

     "QIBs" has the meaning specified in Section 201.

     "Redemption Date", when used with respect to any Convertible Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Convertible Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Date" has the meaning specified in Section 203

     "Regular Record Date" for the interest payable on any Interest Payment Date means March 3 and September 3 of each year (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

     "Regulation S" means Regulation S promulgated under the Securities Act, or any successor provision thereto.

     "Regulation S Certificate" has the meaning specified in Section 305(d)(i).

     "Reg S Global Notes" has the meaning specified in Section 201.

     "Repayment Acceptance Notice" has the meaning specified in Section 1202, a form of which is provided in Section 207.

     "Repayment Date", when used with respect to any Convertible Note to be repaid at the option of the Holder, means the date fixed for such repayment pursuant to this Indenture.

     "Repayment Event" means the occurrence of a Change of Control or a Delisting.

     "Repayment Price", when used with respect to any Convertible Note to be repaid at the option of the Holder, means the price at which it is to be repaid pursuant to this Indenture.

     "Responsible Officer", when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee having direct responsibility for the administration of this Indenture, including without limitation any vice president, assistant vice president, assistant treasurer, corporate trust officer, assistant corporate trust officer or other employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

     "Restricted Definitive Note" has the meaning specified in Section 305(d)(v)(4).

     "Restricted Global Notes" has the meaning specified in Section 201.

     "Restricted Securities" has the meaning specified in Section 201.

     "Restrictive Legends" has the meaning specified in Section 305(b).

     "Rule 144A" means Rule 144A under the Securities Act.

     "Rule 144A Certificate" has the meaning specified in Section 305(d)(ii).

     "S$" means Singapore dollar.

     "Securities Act" means the U.S. Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305(a).

     "Share Conversion Price" is initially S$3.408 per Ordinary Share, subject to adjustments from time to time as specified in Section 1405.

     "Singapore" means the Republic of Singapore.

     "Singapore Exchange" means the Singapore Exchange Securities Trading
Limited.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 307.

     "Stated Maturity", when used with respect to any Convertible Note or any installment of interest thereon, means the date specified in such Convertible Note as the fixed date on which the principal of such Convertible Note, any premium on such Convertible Note or such installment of interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     "Trading Day" means, with respect to a stock exchange, a day when such stock exchange is open for business, provided, however, that if no transaction price or closing bid and offered prices are reported by such exchange in respect of the relevant security for one or more Trading Days, such day or days will be disregarded in any relevant calculation relating to a period of consecutive Trading Days.

     "Transfer Restrictions" has the meaning specified in Section 305(b).

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Vice President", when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Volume-Weighted Average Prices" mean the volume-weighted average prices of the Ordinary Shares or ADSs, as the case may be, quoted on Bloomberg under the "AQR" function.


SECTION 102.  Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required hereunder. Each such certificate or opinion, and any certificate evidencing a determination required to be made by the Company under this Indenture, shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements set forth hereunder.

     Every certificate or opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The Company may fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, election, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders at the close of business in Singapore on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

     (d) The ownership of Convertible Notes shall be proved by the Security Register.

     (e) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Convertible Note shall bind every future Holder of the same Convertible Note and the Holder of every Convertible Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Convertible Note.


SECTION 105.  Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Global Finance Unit, with a copy to the Trustee at its Singapore branch at One Temasek Avenue, 02-01 Millenia Tower, 039192, Singapore; Attention: Global Trust Services, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.  Notice to Holders; Waiver.

     When this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if (i) in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice and (ii) published in English in London in the Financial Times, in Singapore in a leading daily newspaper (which is expected to be The Business Times) and in New York in The Wall Street Journal, provided that for so long as any Convertible Notes are represented by Global Notes notices may be given by delivery of the relevant notice to DTC, Euroclear and Clearstream, for communication by them to their respective participants in substitution for publication in any such newspaper. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper selected by the Company with general circulation in the respective market regions. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

     In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Convertible Notes by mail, then such notification to such Holders as shall be given with the approval of the Trustee shall constitute a sufficient notice to such Holders for every purpose hereunder.

     In case by reason of any other cause it shall be impracticable to publish any notice to Holders of Convertible Notes as provided in this Section 106, then such notification to such Holders as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder.


SECTION 107.  Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 108.  Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.


SECTION 109.  Separability Clause.

     In case any provision in this Indenture or in the Convertible Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 110.  Benefits of Indenture.

     Nothing in this Indenture or in the Convertible Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Convertible Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.


SECTION 111.  Governing Law and Jurisdiction.

     THIS INDENTURE AND THE CONVERTIBLE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES

THEREOF. IF ANY SUIT, ACTION OR PROCEEDING SHALL BE BROUGHTIN ORDER TO ENFORCE ANY RIGHT OR REMEDY UNDER THE INDENTURE OR UNDER THE CONVERTIBLE NOTES (A "PROCEEDING"), EACH OF THE PARTIES HEREBY, WITH RESPECT TO ANY SUCH PROCEEDING, CONSENTS AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE CITY OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF
NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL CLAIMS WITH
RESPECT TO SUCH PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY IRREVOCABLY WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING AND ANY OBJECTION TO SUCH PROCEEDING WHETHER ON THE GROUNDS OF VENUE, RESIDENCE OR DOMICILE. The Company irrevocably appoints CT Corporation System at its office at 111 8th Avenue, New York, U.S.A., as its authorized agent for service of process to serve in such capacity so long as any of the Convertible Notes are outstanding. If for any reason such person shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent for service of process in the State of New York and deliver to the Trustee a copy of the new agent's acceptance of that appointment within 30 days of such appointment. The Company agrees that service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any Proceeding. Nothing herein shall affect the right to serve process in any other manner permitted by law.


SECTION 112. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Convertible Note or the last day of the Conversion Period shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Convertible Notes) payment of interest or principal (and premium, if any) or conversion of the Convertible Notes need not be made on such date, but may be made on the next succeeding Business Day (and, in the case of the last day of the Conversion Period, the next succeeding Business Day) with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repayment Date, at the Stated Maturity or on such last day of the Conversion Period, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, Stated Maturity or last day of the Conversion Period, as the case may be.


SECTION 113.  Waiver of Jury Trial.

     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE CONVERTIBLE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

                                  ARTICLE TWO
                                 Security Forms


SECTION 201.  Forms Generally.

     The Convertible Notes, the Conversion Notice, the Holder's Redemption Notice, the Holder's Repayment Acceptance Notice, the Cash Settlement Notice and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Convertible Notes, as evidenced by their execution of the Convertible Notes.

     The Convertible Notes shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Convertible Notes may be listed, all as determined by the officers executing such Convertible Notes, as evidenced by their execution of such Convertible Notes.

     The Trustee's certificate of authentication shall be in substantially the form set forth in Section 204.

     Convertible Notes offered and sold as part of their initial distribution in reliance on Regulation S under the Securities Act shall be represented by beneficial interests in a global certificate in definitive, fully registered form, substantially in the form set forth herein, with such applicable legends as are provided for in Section 202. Such global certificate, duly executed and authenticated by the Trustee as herein provided, shall be deposited with the Trustee, as custodian for, and registered in the name of, Cede & Co. (or its successor nominee), as nominee for The Depository Trust Company ("DTC"), for the accounts of Euroclear and Clearstream. Such global certificate shall be referred to herein as the "Reg S Global Note". The aggregate principal amount of the Reg S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, at its Corporate Trust Office as custodian for DTC for such Global Note, as provided in Section 305.

     Convertible Notes offered and sold as part of their initial distribution in reliance on Rule 144A under the Securities Act ("Restricted Securities") to Persons who are "qualified institutional buyers", as defined in Rule 144A under the Securities Act ("QIBs"), shall be represented by beneficial interests in a global certificate (the "Restricted Global Note") in definitive, fully registered form, substantially in the form set forth herein, with such applicable legends as are provided for in Section 202. The Restricted Global Note, duly executed by the Company and authenticated by the Trustee as hereinafter provided, shall be deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC and registered in the name of Cede & Co. (or its successor nominee), as nominee for DTC. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Note, as provided in Section 305.

     For all purposes of this Indenture, the term "Restricted Securities" shall include all Convertible Notes issued upon registration of transfer of, exchange for or in lieu of Restricted Securities except as otherwise provided in Section 305.


SECTION 202.  Form of Face of Security.

     (a) Form of Face of Restricted Global Notes.

     THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE OR ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THE RESTRICTED SECURITIES EVIDENCED HEREBY AND THE ORDINARY SHARES OF ST ASSEMBLY TEST SERVICES LTD (THE "COMPANY") ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT IS (A) A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR A PURCHASER THAT THE SELLER AND ANY PERSON ACTING ON THE SELLER'S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, AND (B) AWARE THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT TO A PERSON OTHER THAN A U.S. PERSON (AS

DEFINED IN REGULATION S), (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THE RESTRICTED SECURITIES, REPRESENTS THAT IT UNDERSTANDS AND AGREES FOR THE BENEFIT OF THE COMPANY TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALES OF THE RESTRICTED SECURITIES AND THE
ORDINARY SHARES.

     THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE RESTRICTED SECURITIES EVIDENCED HEREBY PURSUANT TO CLAUSE (3) ABOVE, OR THE LATER OF THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE RESTRICTED SECURITIES EVIDENCED HEREBY OR AT SUCH TIME THE RESTRICTED SECURITIES ARE NO LONGER "RESTRICTED SECURITIES" UNDER THE SECURITIES ACT.

     THE SECURITIES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, PROMPTLY INFORM A HOLDER OF THE AMOUNT OF OID AS WELL AS THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE SECURITIES. HOLDERS MAY CONTACT A REPRESENTATIVE OF THE COMPANY (INITIALLY THE CHIEF FINANCIAL OFFICER) AT 5 YISHUN STREET 23, SINGAPORE 768442.

                             RESTRICTED GLOBAL NOTE

                          ST ASSEMBLY TEST SERVICES LTD

                         1.75% CONVERTIBLE NOTE DUE 2007

No.                                                              US$
CUSIP No.
ISIN No.
Common Code

     ST Assembly Test Services Ltd, a corporation duly organized and existing under the laws of the Republic of Singapore (herein called the "Company", which term includes any successor Person under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to           , or
registered assigns, 117.665% of the principal sum of
                       on March 18, 2007, and to pay interest thereon in arrears from March 18, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the basis of a 360-day year of twelve 30-day months, semi-annually on September 18 and March 18 in each year, commencing September 18, 2002 at the rate of 1.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 3 or September 3 of each year (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Convertible Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Convertible Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

     The statements set forth in the legends set forth above are an integral part of the terms of this Global Note and by acceptance hereof each holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legends.

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                          ST ASSEMBLY TEST SERVICES LTD


                          By:
                              ------------------------------------------------
                              Name:
                              Title:


                          Certificate of Authentication

     This is one of the 1.75% Convertible Notes Due 2007 of ST Assembly Test Services Ltd referred to in the within-mentioned Indenture.

Dated:


                          The Bank of New York
                          as Trustee

                          By:
                              ------------------------------------------------
                                     Authorized Signatory

     (b) Form of Face of Reg S Global Notes.

     THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE OR ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS GLOBAL NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     NONE OF THE CONVERTIBLE NOTES IN RESPECT OF WHICH THIS CERTIFICATE IS ISSUED NOR THE ORDINARY SHARES OF THE COMPANY ISSUABLE UPON CONVERSION THEREOF HAVE BEEN OR WILL BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR, THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE LAWS. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

     THE CONVERTIBLE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON WRITTEN REQUEST, A REPRESENTATIVE OF THE COMPANY WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE CLOSING DATE, PROMPTLY INFORM A HOLDER OF THE AMOUNT OF OID AS WELL AS THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THE CONVERTIBLE NOTES. HOLDERS MAY CONTACT A REPRESENTATIVE OF THE COMPANY (INITIALLY THE CHIEF FINANCIAL OFFICER) AT 5 YISHUN STREET 23, SINGAPORE 768442.

                                REG S GLOBAL NOTE

                          ST ASSEMBLY TEST SERVICES LTD

                         1.75% CONVERTIBLE NOTE DUE 2007

No.                                                         US$
CUSIP No.
ISIN No.
Common Code

     ST Assembly Test Services Ltd, a corporation duly organized and existing under the laws of the Republic of Singapore (herein called the "Company", which term includes any successor Person under the Indenture referred to on the
reverse hereof), for value received, hereby promises to pay to           , or
registered assigns, 117.665% of the principal sum of
                                               on March 18, 2007, and to pay
interest thereon in arrears from March 18, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for on the basis of a 360-day year of twelve 30-day months, semi-annually on September 18 and March 18 in each year, commencing September 18, 2002 at the rate of 1.75% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 3 or September 3 of each year (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Convertible Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Convertible Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest on this Convertible Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

     The statements set forth in the legends set forth above are an integral part of the terms of this Global Note and by acceptance hereof each holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legends.

     Reference is hereby made to the further provisions of this Convertible Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Convertible Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                          ST ASSEMBLY TEST SERVICES LTD


                          By:
                              ------------------------------------------------
                              Name:
                              Title:


                          Certificate of Authentication

     This is one of the 1.75% Convertible Notes Due 2007 of ST ASSEMBLY TEST SERVICES LTD referred to in the within-mentioned Indenture.

Dated:


                          The Bank of New York
                          as Trustee

                          By:
                              ------------------------------------------------
                                             Authorized Signatory

SECTION 203.  Form of Reverse of Security.

     This Convertible Note is one of a duly authorized issue of Convertible Notes of the Company designated as its 1.75% Convertible Note Due 2007 (herein called the "Convertible Notes"), unlimited in principal amount, to be issued under an Indenture, dated as of March 18, 2002 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee"), which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Convertible Notes and of the terms upon which the Convertible Notes are, and are to be, authenticated and delivered.

     This Convertible Note is redeemable at the option of the Company, as a whole but not in part, on any date at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date, if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Singapore or any official or judicial authority thereof or therein having power to tax, or any change in the general application or official or judicial interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Singapore is a party, which change, execution or amendment becomes effective on or after the original issue date of the Convertible Notes, the Company has been or shall be required to pay Additional Amounts with respect to the Convertible Notes.

     This Convertible Note is redeemable at the option of the Company, in whole or in part, at any time on or after March 18, 2004, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date; provided, however, that no such redemption may be made unless the Closing Price per Ordinary Share on the Singapore Exchange (translated into U.S. dollars at the Prevailing Exchange Rate on such Trading Day) or the ADSs on the Nasdaq National Market for any 20 Trading Days in a 30 consecutive Trading Day period ending not more than five days prior to the date on which notice of such redemption is given, is at least 125% of the Share Conversion Price (translated into U.S. dollars at the Fixed Exchange Rate) or of the Share Conversion Price per ADS (translated into U.S. dollars at the Fixed Exchange Rate and taking into account the current 10:1 Ordinary Share-to-ADS ratio), in each case as adjusted through, and effective on, such notice date.

     Notwithstanding the foregoing, the Company may redeem all of the Outstanding Convertible Notes, including this Convertible Note, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date if at any time the aggregate principal amount of the Convertible Notes Outstanding is less than 5% of the aggregate principal amount of the Convertible Notes issued pursuant to the Indenture.

     This Convertible Note, or a portion thereof equal to US$1,000 or any integral multiple thereof, may be redeemed at the option of the Holder hereof, unless notice of redemption of all or any portion this Convertible Note shall have been given by the Company on or prior to the date of deposit of a demand of redemption by the Holder hereof under this paragraph, on March 18, 2005 at a Redemption Price equal to 110.081% of the principal amount being redeemed, plus accrued and unpaid interest to the Redemption Date by completing, signing and depositing at the specified office of the Paying Agent a demand of redemption not less than 60 or more than 75 days prior to March 18, 2005.

     This Convertible Note, or a portion thereof equal to US$1,000 or any integral multiple thereof, is subject to repayment by the Company at the option of the Holder hereof upon the occurrence of certain Repayment Events described in the Indenture (including events relating to a Change of Control of the Company or a Delisting of the Ordinary Shares), at a Repayment Price equal to the Accreted Value, plus any accrued and unpaid interest to the Repayment Date. In order to be repaid at the option of the Holder, this Convertible Note, with the "Repayment Acceptance Notice" form duly completed by the Holder hereof (or the Holder's attorney duly authorized in writing), must be received by the Company during normal business hours at its office or agency maintained for that purpose in the Borough of Manhattan, The City of New York or Singapore, not later than the date specified by the Company in its notice of the Repayment Event in accordance with Section 1202 of the Indenture. Exercise of such option by the Holder of this Convertible Note shall be irrevocable unless waived by the Company.

     In the case of any redemption or repayment of Convertible Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date or Repayment Date will be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in
Section 1107 and Section 1205 of the Indenture. Convertible Notes (or portions thereof) for whose redemption or repayment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Repayment Date (as applicable).

     This Convertible Note is convertible into Ordinary Shares of the Company or, subject to the limitations set forth below, ADSs at any time on or after April 17, 2002 and before the close of business on the seventh day preceding the earlier of March 18, 2007 and the Redemption Date fixed for any early redemption, at the Share Conversion Price then in effect; provided, however, that, if this Convertible Note is called for redemption pursuant to Section 1101 of the Indenture, such conversion right shall terminate at the close of business on the seventh day preceding the Redemption Date for this Convertible Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Convertible Note is redeemed). A Holder may convert a portion of this Convertible Note equal to US$1,000 or any integral multiple thereof.

     The number of Ordinary Shares issuable upon conversion of this Convertible Note (or a portion hereof equal to US$1,000 or any integral multiple thereof) shall be determined by dividing the principal amount (translated into Singapore dollars at the Fixed Exchange Rate specified in the Indenture) of this Convertible Note or portion hereof surrendered for conversion by the Share Conversion Price per Ordinary Share in effect on the Conversion Date. The initial Share Conversion Price is S$3.408 per Ordinary Share, subject to adjustment for certain anti-dilution events as provided in Section 1405 of the Indenture. The Ordinary Shares issuable upon conversion will be duly authorized, validly issued, fully paid and nonassessable and will rank equally with all other Ordinary Shares.

     No Holder will be entitled to receive physical share certificates in respect of the Ordinary Shares arising from the conversion of the Convertible Notes. Delivery of the Ordinary Shares shall be made by crediting such Ordinary Shares to a Holder's securities account or the securities account of a Holder's depository agent with CDP. The Company shall allot and issue the Ordinary Shares arising from the conversion of the Convertible Notes in accordance with instructions as set out in the Conversion Notice and shall deliver to CDP the share certificate(s) relating to such Ordinary Shares in the name of CDP for the credit of the Holder's securities account or the securities account of Holder's depository agent as specified in the Conversion Notice as soon as practicable, and in any event not later than 14 days, after the Conversion Date, subject to all applicable laws and in accordance with the Indenture. The Company will register the Person or Persons designated for the purpose in the Conversion Notice as Holder(s) of the relevant number of Ordinary Shares in its share register. The Person or Persons specified for that purpose will become the Holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register (the "Registration Date").

     Subject to the limitations set out in the Indenture and the ability to provide the representations and agreements set out in the Conversion Notice, the form of which set forth in Section 206 of the Indenture, a Holder may elect to receive Ordinary Shares upon conversion in the form of ADSs. In such event, the Company agrees to, on behalf of such Holder, as soon as practicable, deliver to and deposit with the ADS Depositary or its custodian, in accordance with the terms of the ADS Deposit Agreement, such number of Ordinary Shares as the Holder would have received upon conversion had he not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS Depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS Depositary by such Holder, the ADS Depositary will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable Ordinary Share-to-ADS ratio then in effect.

     All calculations relating to redemption and conversion, including adjustment of the Share Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or other property or the nearest cent. However, fractions of Ordinary Shares will not be issued on conversion or deposited with the ADS Depositary, and no cash adjustments will be made in respect of any such fraction. Under the ADS Deposit Agreement, the ADS Depositary will not issue fractions of ADSs.

     To convert this Convertible Note, a Holder must, during the normal business hours at the office of the Conversion Agent, in the Borough of Manhattan, The City of New York, (a) complete and manually sign a "Conversion Notice" substantially in the form included herein, including an election on whether to receive Ordinary Shares or ADSs upon conversion, and deliver such notice to the Conversion Agent, and (b) surrender this Convertible Note to the Conversion Agent duly endorsed or assigned to the Company or in blank (such date of receipt by the Conversion Agent, the "Conversion Notice Date); provided, that appropriate endorsements and transfer documents, if any, required by the Registrar or the Conversion Agent must be furnished and any required transfer or similar tax and other required payments must be paid.

     The Indenture contains various provisions concerning circumstances where the record date set for a dividend on the Ordinary Shares or an Adjustment Effective Date for the adjustment of the Share Conversion Price falls between the Conversion Date and the Registration Date.

     Notwithstanding the conversion rights referred to above, at any time when a Conversion Notice has been properly deposited with the Conversion Agent, the Company shall have the option to pay to the relevant Holder an amount of cash in US dollars equal to the Cash Settlement Amount in order to satisfy such conversion right in full. The Company is required to provide notice of its exercise of the cash settlement option in the form provided in the Indenture (the "Cash Settlement Notice") to the relevant Holder as soon as practicable but no later than the fifth Business Day following the Conversion Notice Date (the "Cash Settlement Notice Date"). The Cash Settlement Notice must specify the number of Ordinary Shares or ADSs in respect of which the Company will make such a cash payment. The Company will pay the Cash Settlement Amount not less than five Trading Days but no later than the tenth Trading Day following the Cash Settlement Notice Date.

     No payment or adjustment will be made for accrued and unpaid interest on this Convertible Note when delivered for conversion. The delivery of the fixed number of Ordinary Shares or ADSs upon conversion will be deemed to satisfy the Company's obligation to apply the principal amount and any accrued and unpaid premium and interest on this Convertible Note from the Interest Payment Date immediately preceding the Conversion Date to the Conversion Date.

     If the Holder hereof surrenders this Convertible Note for conversion after the close of business on the Regular Record Date for the payment of an installment of interest and before the opening of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of this Convertible Note on such Regular Record Date. In such event, unless this Convertible Note has been called for redemption on a Redemption Date prior to that Interest Payment Date, this Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany this Convertible Note, this Convertible Note shall not be converted.

     A Conversion Notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect Conversion Notice. All costs and expenses incurred by an incomplete or incorrect Conversion Notice will be for the account of the relevant Holder.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment and issuance of the Ordinary Shares and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the issue or delivery of the Ordinary Shares upon conversion in a name other than such Holder's. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion. The Holder will be required to pay applicable fees and expenses of the Depositary upon conversion to ADSs.

     In the event of conversion or repayment of this Convertible Note in part only, a new Convertible Note or Convertible Notes for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default shall occur and be continuing, the principal of all the Convertible Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Convertible Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Convertible Notes at the time Outstanding, on behalf of the Holders of all the Convertible Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Convertible Note shall be conclusive and binding upon such Holder and upon all future Holders of this Convertible Note and of any Convertible Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Convertible Note.

     As provided in and subject to the provisions of the Indenture, the Holder of this Convertible Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Convertible Notes, the Holders of not less than 25% in principal amount of the Convertible Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Convertible Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Convertible Note for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Convertible Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Convertible Note at the times, place, and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Convertible Note is registrable in the Security Register, upon surrender of this Convertible Note for registration of transfer at the office or agency of the Company in New York and Singapore, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Convertible Notes are issuable only in registered form without coupons in denominations of US$1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Notes are exchangeable for a like aggregate principal amount of Convertible Notes of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Convertible Note for registration of transfer the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Convertible Note is registered as the owner hereof for all purposes, whether or not this Convertible Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All capitalized terms used but not defined in this Convertible Note shall have the meanings assigned to them in the Indenture.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

     The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                   Principal Amount of
                     Amount of decrease    Amount of increase in      this Global Note         Signature of
                     in Principal Amount    Principal Amount of        following such       authorized officer
Date of Exchange     of this Global Note      this Global Note     decrease (or increase)       of Trustee
----------------     -------------------   ---------------------   ----------------------   ------------------





SECTION 204. Form of Trustee's Certificate of Authentication.

     This is one of the 1.75% Convertible Notes Due 2007 of ST Assembly Test Services Ltd referred to in the within-mentioned Indenture.

Dated:
       ---------------

                          The Bank of New York, as Trustee



                          By
                             -----------------------------
                              Authorized Signatory


SECTION 205. Form of Holder's Redemption Notice

                           HOLDER'S REDEMPTION NOTICE

     1. Pursuant to Section 1101(c) of the Indenture, the undersigned hereby elects to have this Convertible Note, or any portion of the principal amount hereof (which is US$1,000 or any integral multiple thereof, provided that the unredeemed portion of such principal amount is US$1,000 or any integral multiple thereof) redeemed by the Company.

     2. The undersigned hereby directs the Paying Agent or the Company to pay it or ____________ an amount in cash equal to the Redemption Price as provided in the Indenture.

                                   [set forth payment instructions]

                                   Dated:
                                         -----------------------------



                                         -----------------------------
                                                     Signature

Principal amount to be redeemed
(US$1,000 or any integral multiple thereof):
                                                      -------------------------

Remaining principal amount following
such redemption (US$1,000 or any integral multiple
thereof):
                                                      -------------------------

NOTICE: The signature to the foregoing Holder's Redemption Notice must correspond to the Name as written upon the face of this Convertible Note in every particular, without alteration or any change whatsoever.


SECTION 206. Form of Conversion Notice.


                                CONVERSION NOTICE

     The undersigned registered Holder of the within Convertible Note hereby irrevocably exercises the option to convert this Convertible Note (or the portion thereof specified below) into Ordinary Shares of the Company and elects to receive such Ordinary Shares in the form of:

     [  ]   Ordinary Shares, for the principal amount of the Convertible Note of
            US$__________, or

     [  ]   ADSs, for the principal amount of the Convertible Note of
            US$__________,

pursuant to the terms of the Indenture referred to in this Convertible Note, and directs that Ordinary Shares or ADSs, as the case may be, issuable upon conversion and any Convertible Note representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been provided below:

              -----------------------------------------------------

               (Name, Address and Taxpayer Identification Number.)

     If Ordinary Shares are to be issued upon conversion of this Convertible Note, the details of the Holder's securities account, or the securities account of the Holder's depository agent, with The Central Depository (Pte) Limited is as follows:

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

     If ADSs are to be issued upon conversion of this Convertible Note, the details of the Holder's participant account, or the participant account of the Holder's agent, with The Depository Trust Company is as follows:

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

              -----------------------------------------------------

     If less than the entire principal amount of this Convertible Note is to be converted, specify the denomination(s) of the Convertible Note(s) to be issued for the unconverted amount (US$1,000 or any integral multiple of US$1,000):
US$__________.

     If Ordinary Shares or any portion of this Convertible Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with.

     The undersigned hereby acknowledges that fractions of Ordinary Shares will not be issued on conversion and no cash adjustments will be made in respect of any such fraction. The undersigned hereby agrees that, promptly after request of the Company or the Conversion Agent, it will furnish such proof in support of this certificate as the Company or the Conversion Agent may request.

     As of the time of signing and delivery of this Conversion Notice, the Holder hereby certifies for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that:

                [check one of (a), (b) or (c) only if applicable]

     [ ] (a) In the case of conversion to Ordinary Shares or ADSs by the Holder of a beneficial interest in the Reg S Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary (i) that it or the Person who has a beneficial interest in the Convertible Notes is not a U.S. Person and is located outside the United States (within the meaning of Regulation S under the Securities Act) and that it or the Person who has a beneficial interest in the Convertible Note purchased such Convertible Note in an offshore transaction made in accordance with Rule 903 or Rule 904 of Regulation S, or (ii) if it or the Person who has a beneficial interest in the Convertible Notes is a U.S. Person, that the relevant Convertible Notes and the Ordinary Shares or ADSs issued upon conversion are not subject to the registration requirements of the Securities Act.

     [ ] (b) In the case of conversion to Ordinary Shares by the Holder of the beneficial interest in the Restricted Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that it or the Person who has a beneficial interest in the Convertible Notes (I) will not offer or sell, pledge or otherwise transfer any of the Ordinary Shares to be delivered upon conversion except
              (i) pursuant to Rule 144A under the Securities Act to a Person it or the beneficial owner reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing of its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (II) will not deposit the Ordinary Shares received upon conversion with the ADS Depositary in exchange for ADSs for so long as the Ordinary Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.

     [ ] (c) In the case of conversion to ADSs by the Holder of a beneficial interest in the Restricted Global Notes, the undersigned represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that it or the person who has a beneficial interest in the Convertible Notes has satisfied the holding period for restricted securities and other criteria provided by Rule 144 under the Securities Act such that none of the Ordinary Shares deposited with the ADS Depositary in exchange for ADSs upon conversion of the Restricted Global Notes will be "restricted securities" under the Securities Act.

     Terms used and not defined in this Conversion Notice are used with the same meanings ascribed thereto in the Indenture pursuant to which the attached Convertible Note is issued.

Dated:


                                        By:
                                           -------------------------------------
                                        Signature of Registered Holder


For Conversion Agent's Use only:

(A)  Conversion Date: _______________
(B)  Conversion Price on Conversion Date: ________________
(C)  Number of Ordinary Shares or ADSs (as applicable) issuable:________


SECTION 207. Form of Holder's Repayment Acceptance Notice.


                      HOLDER'S REPAYMENT ACCEPTANCE NOTICE

     1. Pursuant to Section 1201 of the Indenture, the undersigned hereby elects to have this Convertible Note, or any portion of the principal amount hereof (which is US$1,000 or any integral multiple thereof, provided that the portion not so repurchased of such principal amount is US$1,000 or any integral multiple thereof) repurchased by the Company.

     2. The undersigned hereby directs the Trustee or the Company to pay it or ____________ an amount in cash equal to the Redemption Price as provided in the Indenture.

                        [set forth payment instructions]

                                  Dated;
                                          -------------------------------------



                                          -------------------------------------
                                          Signature



Principal amount to be repurchased
(US$1,000 or any integral multiple thereof):
                                                   -----------------------------

Remaining principal amount following
such repayment (US$1,000 or any integral multiple
thereof):                                          -----------------------------


SECTION 208. Form of Cash Settlement Notice.


                             CASH SETTLEMENT NOTICE

     Pursuant to Section 1404 of the Indenture, we hereby acknowledge receipt of your Conversion Notice and notify you of our exercise of our cash settlement option with respect to your conversion. The number of Ordinary Shares or ADSs which you are entitled to receive and in respect of which we shall provide you with the Cash Settlement Amount in order to satisfy such conversion right is set forth below. Please use the form below to provide us with your payment instructions if you have not done so already.


                                  Dated:
                                         ---------------------------------------

                                         ---------------------------------------
                                         Signature


Number of Ordinary Shares:
                           --------------------------

Number of ADSs:
                           --------------------------

The undersigned hereby directs the Trustee or the Company to pay it or ____________ the Cash Settlement Amount as provided in the Indenture.


                        [set forth payment instructions]

                                  Dated:
                                        ----------------------------------------



                                        ----------------------------------------
                                        Signature



                                  ARTICLE THREE
                              The Convertible Notes


SECTION 301. Title and Terms.


     US$175,000,000 aggregate principal amount of Convertible Notes was issued, authenticated and delivered under this Indenture as of the date hereof. An additional US$25,000,000 aggregate principal amount of Convertible Notes may be issued under this Indenture on or before April 17, 2002. In addition, the Company shall be permitted to issue additional notes that are fully fungible with the Convertible Notes including in respect of their principal amount, interest rate, redemption dates and terms and conditions of redemption and conversion without the consent of the Holders. In the event that the Company does so issue such additional notes, provided that the terms and conditions of such additional notes so allow, the Company may consolidate all such additional notes with the Convertible Notes, for purposes of redemptions and conversions, so that redemptions and conversions would be made without any distinction in respect of the Convertible Notes and all such additional Convertible Notes subsequently issued. In the event of such consolidation, the Holders and the holders of such additional notes would be deemed to be, and treated as though they were, members of a single class.

     The Convertible Notes shall be known and designated as the "1.75% Convertible Notes Due 2007" of the Company. Their Stated Maturity shall be March 18, 2007, and they shall bear interest at the rate of 1.75% per annum, from March 18, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on March 18 and September 18 of each year, commencing September 18, 2002 until the principal thereof is paid or made available for payment.

     The principal of (and premium, if any) and interest on the Convertible Notes shall be payable at the office or agency of the Company in The Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     The Convertible Notes shall be redeemable or may be repurchased as provided in Article Eleven and Article Twelve, respectively.

     The Convertible Notes shall be convertible as provided in Article Fourteen.


SECTION 302. Denominations.

     The Convertible Notes shall be issuable only in registered form and only in denominations of US$1,000 and any integral multiple thereof.


SECTION 303. Execution, Authentication, Delivery and Dating.

     The Convertible Notes shall be executed on behalf of the Company by its Chairman of the Board, its Deputy Chairman of the Board, its Chief Executive Officer or its Chief Financial Officer. The signature of any of these officers on the Convertible Notes may be manual or facsimile.

     Convertible Notes bearing the manual or facsimile signatures of individuals who were at the time of execution proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Convertible Notes or did not hold such offices at the date of such Convertible Notes.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Convertible Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Each Convertible Note shall be dated the date of its authentication.

     No Convertible Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Convertible Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Convertible Note shall be conclusive evidence, and the only evidence, that such Convertible Note has been duly authenticated and delivered thereunder.


SECTION 304. Temporary Convertible Notes.

     Pending the preparation of definitive Convertible Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary

Convertible Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Convertible Notes in lieu of which they are issued and with such appropriate insertion, omissions, substitutions and other variations as the officers executing such Convertible Notes may determine, as evidenced by their execution of such Convertible Notes.

     If temporary Convertible Notes are issued, the Company will cause definitive Convertible Notes to be prepared without unreasonable delay. After the preparation of definitive Convertible Notes, the temporary Convertible Notes shall be exchangeable for definitive Convertible Notes upon surrender of the temporary Convertible Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Convertible Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Convertible Notes of authorized denominations. Until so exchanged the temporary Convertible Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Convertible Notes.


SECTION 305. Registration, Registration of Transfer and Exchange.

     (a) General

     The Company shall cause to be kept at an office of the Trustee in Singapore a principal register (the "Principal Register") and may also keep a branch register (the "Branch Register") in any other office or agency designated pursuant to Section 1002, such Principal Register and Branch Register being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Convertible Notes and of transfers of Convertible Notes. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Convertible Notes and transfers of Convertible Notes as herein provided.

     The Security Register shall contain the names and addresses of Holders of Convertible Notes and the principal amounts of each such Convertible Note. The Security Register shall be open to inspection by Holders and any holders of Ordinary Shares.

     Within 7 days after the Principal Register in Singapore is kept at a place other than the registered office of the Company, the Company shall lodge with the Registrar of Companies and Businesses in Singapore notice of the place where the Principal Register is kept. The Company shall also within 7 days lodge with the Registrar of Companies and Businesses in Singapore notice of any change in the place in Singapore at which the Principal Register is kept. The Company shall lodge with the Registrar of Companies and Businesses in Singapore notice of the opening of any Branch Register, any change in its situation, and of any discontinuance, within one month of the opening of the Branch Register or of the change or discontinuance, as the case may be.

     Upon surrender for registration of transfer of any Convertible Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Convertible Notes of any authorized denominations and of a like aggregate principal amount.

     At the option of the Holder, Convertible Notes may be exchanged for other Convertible Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Convertible Notes to be exchanged at such office or agency. Whenever any Convertible Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Convertible Notes which the Holder making the exchange is entitled to receive.

     Upon the exchange of a Global Note for fully registered Convertible Notes in definitive form, such Global Note shall be cancelled by the Trustee. Convertible Notes issued in exchange for a Global Note pursuant to this Indenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants, shall instruct the Trustee. The Trustee shall deliver such Convertible Notes to the Persons in whose names such Convertible Notes are so registered.

     All Convertible Notes issued upon any registration of transfer or exchange of Convertible Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Convertible Notes surrendered upon such registration of transfer or exchange.

     Every Convertible Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Convertible Notes, but the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Convertible Notes, other than exchanges pursuant to Section 304, 1108 or 1402 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange any Convertible Note during a period beginning at the opening of business 15 days before the day of the mailing of a Holder's Redemption Notice of Convertible Notes selected for redemption under Section 1105 or a Repayment Acceptance Notice of Convertible Notes under Section 1202 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Convertible Note so selected for redemption in whole or in part, except the unredeemed portion of any Convertible Note being redeemed in part.

     Notwithstanding the foregoing, any Global Note shall be exchangeable pursuant to this Section 305 for Convertible Notes registered in the names of Persons other than the Depositary or its nominee only if (i) such Depositary notified the Company that it is unwilling or unable to continue as Depositary or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act or if at any time it is no longer eligible to act as such, and the

Company is unable to locate a qualified successor within 90 days of receiving notice or becoming aware of such ineligibility on the part of the Depositary, or
(ii) there shall have occurred and be continuing an Event of Default with respect to the Convertible Notes. Any Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Notes registered in such names as the Depositary shall direct.

     Notwithstanding any other provision in this Indenture, a Global Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Convertible Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.


     (b) Restricted Securities

     Restricted Securities shall be subject to the restrictions on transfer (the "Transfer Restrictions") provided in the applicable legend(s) (the "Restrictive Legends") required to be set forth on the face of the Restricted Global Notes pursuant to Section 202, and each Holder of the Restricted Securities, by its acceptance thereof, agrees to be bound by, and to comply with, the Transfer Restrictions, in each case unless compliance with the Transfer Restrictions shall be waived by the Company in writing delivered to the Trustee.

     The Transfer Restrictions shall cease and terminate with respect to any particular Restricted Security upon receipt by the Company of evidence satisfactory to it (which may include an opinion of independent counsel experienced in matters of United States federal securities law) that, as of the date of determination, such Restricted Security (i) could be transferred by the Holder thereof pursuant to Rule 144(k) promulgated under the Securities Act,
(ii) has been sold pursuant to an effective registration statement under the Securities Act, or (iii) has been transferred pursuant to Rule 144 under the Securities Act, and receipt by the Trustee of an Officer's Certificate certifying that the Company has received such evidence and that the Transfer Restrictions have ceased and terminated with respect to such Convertible Note. All references in the preceding sentence to any Regulation, Rule or provision thereof shall be deemed also to refer to any successor provisions thereof. In addition, the Company may terminate the Transfer Restrictions with respect to any particular Restricted Security in such other circumstances as it determines are appropriate for this purpose and shall deliver to the Trustee and an Officer's Certificate certifying that the Transfer Restrictions have ceased and terminated with respect to such Convertible Note.

     At the request of the Holder and upon the surrender of such Restricted Security to the Trustee or Security Registrar for exchange in accordance with the provisions of this Section 305, any Restricted Security as to which the Transfer Restrictions shall have terminated in accordance with the preceding paragraph shall be exchanged for a new Convertible Note of like tenor and aggregate principal amount, but without the Restrictive Legends. Any Restricted Security as to which the Restrictive Legends shall have been removed pursuant to this paragraph (and any Convertible Notes issued upon registration of transfer of, exchange for or in lieu of such Restricted Security) shall thereupon cease to be "Restricted Securities" for all purposes of this Indenture.

     The Company shall notify the Trustee of the effective date of any registration statement registering any Restricted Securities under the Securities Act and shall ensure that any opinion of counsel received by it in connection with the removal of any Restrictive Legends is also addressed to the Trustee.

     As used in this Section 305(b), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Convertible Notes referred to herein.


     (c) Global Notes

     Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Convertible Note for all purposes of this Indenture.

     Ownership of beneficial interests in the Convertible Notes will be limited to persons who have accounts with the Depositary ("participants") or persons who hold interests through participants. Upon the issuance of Global Note, the Depositary or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts of its participants. The accounts to be credited will be designated by the underwriter or any dealers or agents participating in the distribution of the Convertible Notes. Ownership of beneficial interests in a Global Note shall be shown only on, and the transfer of such ownership interest shall be effected only though, records maintained by the Depositary or its nominee (with respect to interests of participants) or by any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Note may be subject to various policies and procedures adopted by the Depositary from time to time. None of the Company, the Trustee or any of their agents shall have any responsibility or liability for any aspect of the Depositary's or any participant's records, policies or procedures relating to, or for payments made on account of, beneficial interests in a Global Note or for any other aspect of the relationship between the Depositary and its participants, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     As long as the Depositary, or its nominee, is the registered Holder of a Global Note, the Depositary or such nominee, as the case may be, shall be considered the sole owner and Holder of such Global Note (and of the Convertible Notes represented thereby) for all purposes under the Indenture and the Convertible Notes. Except in the circumstances described in this Indenture, owners of beneficial interests in a Global Note shall not be entitled to have such Global Note or any Convertible Notes represented thereby registered in their names, shall not receive or be entitled to receive physical delivery of certificated Convertible Notes in exchange therefor and shall not be considered the owners or Holders of such Global Note (or any Convertible Notes represented thereby) for any purpose under the Indenture or the Convertible Notes. In addition, no Beneficial Owner of an interest in a Global Note shall be able to transfer the interest except in accordance with the Depositary's applicable procedures (in addition to those under the Indenture referred to herein and, if applicable, those of Euroclear and Clearstream). All payments of interest on, principal of, or Additional Amounts on, a Global Note shall be made to the Depositary or its nominee, as the case may be, as the Holder thereof.

     Every Convertible Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section, Section 304, 306, 1108, 1206 or 1402 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Convertible Note is registered in the name of a Person other than the Depositary or a nominee thereof.


     (d) Transfers or Exchange Between Global Notes

          (i) Transfers or Exchange of Interests in the Restricted Global Notes for Interests in the Reg S Global Notes. If an owner of an interest in the Restricted Global Notes deposited with the Depository wishes to exchange its interest in such Restricted Global Notes for an interest in the Reg S Global Notes, or to transfer its interest in the Restricted Global Notes to a person who wishes to take delivery of it in the form of an interest in the Reg S Global Notes, such owner may, subject to the rules and procedures of the Depositary, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Reg S Global Notes. On receipt by the Security Registrar as custodian (or any Agent Member which shall forward such instructions, orders or certificate to the Security Registrar) of (A) written instructions given in accordance with the Depositary's procedures from a participant directing the Security Registrar to approve the credit of an interest in the Reg S Global Notes in an amount equal to the interest in the Restricted Global Notes to be exchanged or transferred, (B) a written order given in accordance with the Depositary's procedures containing information regarding the participant's account with the Depositary and, in the case of a transfer pursuant to and in accordance with Regulation S under the Securities Act, Euroclear or Clearstream account to be credited with such increase and (C) a duly completed certificate substantially in the form of Annex A hereto (the "Regulation S Certificate"), the Security Registrar shall instruct the custodian to reduce the Restricted Global Notes by the aggregate principal amount of the interest in the Restricted Global Notes to be so exchanged or transferred and the Security Registrar shall instruct the custodian, concurrently with such reduction, to increase the principal amount of the interest in the Reg S Global Notes by the aggregate principal amount of the interest in the Restricted Global Notes to be so exchanged or transferred, and to approve the credit to the account of the person specified in such instructions of an interest in the Reg S Global Notes equal to the reduction in the principal amount of the Restricted Global Notes.

          (ii) Transfer or Exchange of Interests in the Reg S Global Notes for Interests in the Restricted Global Notes. If an owner of an interest in the Reg S Global Notes deposited with the Depositary wishes to exchange its interest in the Reg S Global Notes for an interest in the Restricted Global Notes, or to transfer its interest in the Reg S

     Global Notes to a person who wishes to take delivery of it in the form of an interest in the Restricted Global Notes, such owner may, subject to the rules and procedures of Euroclear or Clearstream and the Depositary, as the case may be, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent interest in the Restricted Global Notes. On receipt by the Security Registrar as custodian (or any Agent Member which shall forward such instructions or certificate to the Security Registrar) of (A) written instructions from the Depositary directing the Security Registrar to approve the credit of an interest in the Restricted Global Notes equal to the interest in the Reg S Global Notes to be exchanged or transferred, such instructions to contain information regarding the participant's account with the Depositary to be credited with such increase, and information regarding the participant's account with the Depositary to be debited with such decrease, and (B) a duly completed certificate substantially in the form of Annex B hereto (the "Rule 144A Certificate"), the Security Registrar shall instruct the custodian to reduce the Reg S Global Notes, by the aggregate principal amount of the interest in the Reg S Global Notes to be exchanged or transferred, and the Security Registrar shall instruct the custodian, concurrently with such reduction, to increase the principal amount of the Restricted Global Notes by the aggregate principal amount of the interest in the Reg S Global Notes, as the case may be, to be so exchanged or transferred, and to approve the credit to the account of the person specified in such instructions of an interest in the Restricted Global Notes equal to the reduction in the principal amount of the Reg S Global Notes.

          (iii) Transfers or Exchange of Interests in the Global Note for or in the form of Interests in the same Global Note. No restrictions shall apply to the transfer or exchange of (A) an interest in the Restricted Global Notes for or in the form of an interest in the Restricted Global Notes or
     (B) an interest in the Reg S Global Notes for or in the form of an interest in the Reg S Global Notes. Such transfer or exchange shall be effected in accordance with the rules of the Depositary, Euroclear or Clearstream, as applicable.

          (iv) Transfers or Exchange of Definitive Certificates. Subject to this
     Section 305 and Section 201, the holder of any Definitive Note may transfer or exchange its interest in the same in whole or in part (in any authorized denomination). The Security Registrar shall register the transfer of an Definitive Note bearing the Restrictive Legends if the requested transfer is (1) to the Company (including its Affiliates), (2) being made by a transferee who has provided the Agent Member with a Rule 144A Certificate or (3) being made by a person who has provided the Agent Member with a Regulation S Certificate. No restrictions shall apply to a transfer of an Definitive Note not bearing the Restrictive Legends.

          (v) Exchange of Interests in the Global Note for Definitive Certificates.

               (1) if (1) The Depositary notifies the Company that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to the Global Note or ceases to be a clearing agency registered under the Exchange Act, or if at any time it is no longer eligible to act as such, and the Company is unable to locate a qualified successor within 90 days of receiving notice or becoming aware of such ineligibility on the part of the Depositary or (2) there shall have occurred and be continuing an Event of Default, the Company will cause Definitive Notes in definitive registered form (each an "Definitive Note") to be executed and delivered to the Security Registrar in sufficient quantities and authenticated by the Security Registrar to deliver to individual Holders (in an amount equal to the principal amount of Convertible Note held by the respective Holder) in accordance with Section 201. The Company may, at any time and in its sole discretion, determine not to have any of the Convertible Notes represented by one or more Global Notes and, in such event, the Company will issue Definitive Notes in exchange for the Global Notes. The Definitive Notes issued by the Company will be registered in such name or names as the DTC shall instruct the Trustee, which instructions are expected to be based on directions received by the DTC from participants with respect to the Convertible Notes and will not be issued in bearer form.

               (2) A person having an interest in a Global Note will provide the Security Registrar with: (1) a written order containing instructions and such other information as the Company and the Security Registrar may require to complete, execute and deliver such Definitive Note with respect thereto; and (2) in the case of the Restricted Global Notes only, fully completed, signed certification substantially to the effect that the exchanging holder is not transferring its interest at the time of such exchange or, in the case of a simultaneous transfer, the Rule 144A Certificate or the Regulation S Certificate.

               (3) On the receipt of the documents referred to in Section 305(d)(iv)(1) above and, if required, Section 305(d)(iv)(B) above, the Security Registrar shall arrange for the execution and delivery to a person having an interest in a Global Note, or on the order of such person, the person or persons named in such order, of an Definitive Note with respect to such Convertible Note in an authorized denomination and duly executed and authenticated and registered in the name or names requested by such person or persons and shall alter the entries in the Security Register in respect of the Global Note accordingly.

               (4) Subject to this Section 305 and Section 201, (1) Definitive Notes issued in exchange for interests in the Restricted Global Notes (a "Restricted Definitive Note") shall bear the Restrictive Legends and (2) Definitive Notes issued in exchange for interests in the Reg S Global Notes (a "Reg S Definitive Note") shall not bear the Restrictive Legends.


SECTION 306. Mutilated, Destroyed, Lost and Stolen Convertible Notes.

     If any mutilated Convertible Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Convertible Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Convertible Note and
(ii) such security or
indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Convertible Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Convertible Note, a new Convertible Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Convertible Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Convertible Note, pay such Convertible Note.

     Upon the issuance of any new Convertible Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Convertible Note issued pursuant to this Section 306 in lieu of any destroyed, lost or stolen Convertible Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Convertible Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Convertible Notes duly issued hereunder.

     The provisions of this Section 306 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Notes.


SECTION 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Convertible Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Convertible Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Convertible Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such overdue interest and (to the extent lawful) interest on such overdue interest at the rate borne by the Convertible Notes (such overdue interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Convertible Notes (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Convertible Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause (1) provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and the Trustee shall, in the name and at the expense of the Company, cause notice, in the form received from the Company, of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Convertible Notes (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any Convertible Notes exchange on which the Convertible Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 307, each Convertible Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Convertible Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Convertible Note.

     In the case of any Convertible Note which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Note whose Maturity is prior to such Interest Payment
Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Note (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Convertible Note which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Note shall not be payable.


SECTION 308. Persons Deemed Owners.

     Prior to due presentment of a Convertible Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Convertible Note is registered as the owner of such Convertible Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307 above) interest on such Convertible Note and for all other purposes whatsoever, whether or not such Convertible Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


SECTION 309. Cancellation.

     All Convertible Notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Convertible Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Convertible Notes so delivered shall be promptly cancelled by the Trustee. No Convertible Notes shall be authenticated in lieu of or in exchange for any Convertible Notes cancelled as provided in this Section 309, except as expressly permitted by this Indenture. All cancelled Convertible Notes held by the Trustee shall be disposed of as directed by a Company Order; provided, however, that the Trustee shall not be required to destroy cancelled Convertible Notes.


SECTION 310. Computation of Interest.

     Interest on the Convertible Notes shall be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 311. CUSIP Numbers.

     The Company in issuing the Convertible Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall assume no responsibility for the accuracy of such numbers and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


SECTION 312. Certification Form.

     (a) Whenever any certification is required to be given pursuant to Section 305(d)(i) of this Indenture in connection with the transfer of a beneficial interest in the Restricted Global Notes to a person who wishes to take delivery thereof in the from of a beneficial interest in the Reg S Global Notes, such certification shall be provided substantially in the form of Annex A to this Indenture, with only such changes as shall be approved in writing by the Company.

     (b) Whenever any certifications are required to be given pursuant to
Section 305(d)(ii) of this Indenture in connection with the transfer of a beneficial interest in the Reg S Global Notes to a person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Notes, such certifications shall be provided substantially in the form of

Annex B to this Indenture, with only such changes as shall be approved in writing by the Company.



                                 ARTICLE FOUR
                           Satisfaction and Discharge


SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Convertible Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either:

          (A) all Convertible Notes theretofore authenticated and delivered (other than (i) Convertible Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Convertible Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B) all such Convertible Notes not theretofore delivered to the Trustee for cancellation

               (i) have become due and payable, or

               (ii) will become due and payable at their Stated Maturity within one year, or

               (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of a (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Convertible Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Convertible Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to Section 401(1)(B) above, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Convertible Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Convertible Notes subsequently converted shall be returned to the Company upon Company Request.



                                  ARTICLE FIVE
                                    Remedies


SECTION 501. Events of Default.

     "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default, whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, and whether or not a notice of redemption shall have been given with respect to all or any portion of the Convertible Notes or all or any portion of the Convertible Notes shall have been redeemed):

          (1) a default in the payment of the principal on any Convertible Notes after the date the same is due and payable;

          (2) a default for more than 30 days in the payment of the premium, if any, or interest with respect to any Convertible Note after the date the same is due and payable;

          (3) a default by the Company in the performance or observance of any covenant, condition or provision contained in this Indenture or in the Convertible Note on its part to be performed or observed (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) which default continues for a period of 60 days following the date on which a written notice requiring such default to be remedied is delivered by the Trustee to the Company or by the Holders of not less than 25% in principal amount of the Convertible Notes then Outstanding to the Company, with a copy to the Trustee;

          (4) any failure to pay when due, after expiration of any applicable grace periods upon final maturity the principal of, or acceleration of, any indebtedness having an aggregated principal amount of at least US$30,000,000 (or its equivalent in any other currency) of the Company or any Material Subsidiary if such debt is not discharged, or such acceleration is not annulled, within 30 days following the date on which a written notice requiring such default to be remedied is delivered by the Trustee to the Company or by the Holders of not less than 25% in principal amount of the Convertible Notes then Outstanding to the Company, with a copy to the Trustee;

          (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization of the Company or any Material Subsidiary under any applicable bankruptcy, insolvency or reorganization law, or for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or any Subsidiary or of all or substantially all of the business or assets, or for the winding up or liquidation of the affairs, of the Company or any Material Subsidiary (other than such winding up or liquidation for the purposes of effecting a reconstruction, amalgamation, merger, consolidation or reorganization that is subject to and in accordance with
     Section 801);

          (6) the Company or any Material Subsidiary shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or arrangement under any applicable bankruptcy, insolvency or reorganization law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its business or assets, or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company or any Material Subsidiary in furtherance of any of the aforesaid purposes (other than for the purposes of effecting a reconstruction, amalgamation, merger, consolidation or reorganization that is subject to or in accordance with Section 801); or

          (7) proceedings shall have been initiated against the Company or any Material Subsidiary under any applicable bankruptcy, insolvency or reorganization law and such proceedings shall not have been discharged or stayed within a period of 60 days.

     For the purposes of Clause (4) above, any indebtedness which is in a currency other than U.S. dollars shall be translated into U.S. dollars at the spot rate for the sale of U.S. dollars against the purchase of the relevant currency quoted by any leading bank in the relevant market selected by the Trustee on any day when the Trustee requests such a quotation for such purposes.


SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Convertible Notes may declare the Accreted Value (calculated on the basis of a date of determination of March 18, 2007) of all the Convertible Notes plus all accrued and unpaid interest to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Accreted Value plus all accrued and unpaid interest shall become immediately due and payable; provided, however, that if an Event of Default results from an event specified in Section 501(5), (6) or (7), the Accreted Value (calculated on the basis of a date of determination of March 18, 2007) plus all accrued and unpaid interest, shall become, without any declaration or other act by the Trustee or any holder of any outstanding debt securities, including the Convertible Notes, immediately due and payable.

     At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Convertible Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (A) all overdue interest on all Outstanding Convertible Notes that has become due otherwise than by such declaration of acceleration,

          (B) the principal of (and premium, if any, on) any Convertible Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Convertible Notes,

          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Convertible Notes, and

          (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default, other than the non-payment of the principal of (and premium, if any, on) the Convertible Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any default or impair any right consequent thereon.


SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

     The Company covenants that if:

          (1) default is made in the payment of any interest on any Convertible Note when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Convertible Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Convertible Notes, (i) the whole amount then due and payable on such Convertible Notes for principal (and premium, if any) and interest, (ii) Redemption Price on the due date for repayment, and (iii) to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Convertible Notes, and (iv) in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504. Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Convertible Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Convertible Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Convertible Notes.

     All rights of action and claims under this Indenture or the Convertible Notes may be prosecuted and enforced by the Trustee without the possession of any of the Convertible Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Convertible Notes in respect of which such judgment has been recovered.


SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Convertible Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Convertible Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Convertible Notes for principal (and premium, if any) and interest, respectively.


SECTION 507. Limitation on Suits.

     No Holder of any Convertible Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Convertible Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity to its satisfaction against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Convertible Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Convertible Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Convertible Note on the respective Stated Maturities expressed in such Convertible Note (or, in the case of redemption, on the Redemption Date) and to convert such Convertible Note in accordance with Article Fourteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder. Claims in respect of payment of principal of, and interest on, the Convertible Notes will be prescribed unless made within a period of ten years, in the case of principal and premium, and five years, in the case of interest, from the date when the relevant principal, premium or interest becomes due and payable.


SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Convertible Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Convertible Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the trustee, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.


SECTION 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Convertible Notes may on behalf of the Holders of all the Convertible Notes waive any past default hereunder and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Convertible Note, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Convertible Notes affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, including reasonable attorney's fees and expenses, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or in any suit for the enforcement of the right to convert any Convertible Note in accordance with Article Fourteen.


SECTION 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE SIX
                                   The Trustee


SECTION 601. Certain Duties and Responsibilities.

     (a) Except during the continuance of an Event of Default,

          (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but not to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent actions, its own negligent failure to act, or its own willful misconduct, except that

          (1) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Convertible Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602. Notice of Defaults.

     The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee may withhold notice to the Holders of any default (except in respect of payment on any Convertible Notes) if the corporate trust committee or a committee of Responsible Officers of the Trustee determines in good faith that withholding notice is in the best interests of the Holders. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless the Trustee shall have received from such Holders security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith and with cause to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and the Trustee shall incur no liability or additional liability of any kind by reason of such inquiry investigation; provided, that such investigation is conducted at location specified by the Company during the business hours of the Company and the Company receives prior written notice of such investigation;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof. For purposes of this paragraph, a Responsible Officer shall be deemed to have actual knowledge of the contents of any notice which has been properly addressed to such Responsible Officer and sent via facsimile or prepaid registered mail, return receipt requested, and, in either case, for which the sender has received confirmation of receipt;

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

          (j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

          (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.


SECTION 604. Not Responsible for Recitals or Issuance of Convertible Notes.

     The recitals contained herein and in the Convertible Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee make no representations as to the validity or sufficiency of this Indenture or of the Convertible Notes. The Trustee shall not be accountable for the use or application by the Company of Convertible Notes or the proceeds thereof.


SECTION 605. May Hold Convertible Notes.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.


SECTION 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.


SECTION 607. Compensation and Reimbursement.

     The Company agrees:

          (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

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

          (3) to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, liability, damages, claims or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The Trustee shall have a lien prior to the Convertible Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for payment of principal of (and premium if any) or interest on particular Convertible Notes.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or Section 501(7), the reasonable expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services actually rendered are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.


SECTION 608. Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least US$50,000,000 and its Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

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

     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the retiring Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Convertible Notes, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Convertible Note for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Convertible Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Convertible Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Convertible Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

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
SECTION 611. Acceptance of Appointment by Successor.

     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Convertible Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Convertible Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Convertible Notes.


SECTION 613.  Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Convertible Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


SECTION 614.  Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Convertible Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Convertible Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Whenever reference is made in this Indenture to the authentication and delivery of Convertible Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an

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
Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment is made pursuant to this Section, the Convertible Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the 1.75% Convertible Notes Due 2007 of ST Assembly Test Services Ltd referred to in the within-mentioned Indenture.


Dated: ____________________

                        The Bank of New York, as Trustee


                        By
                          ------------------------------------------
                                    As Authenticating Agent


                        By
                          ------------------------------------------
                                    Authorized Signatory


SECTION 615.  Appointment of Co-Trustee.

     It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present of future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee of hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint and the Trustee may appoint an individual or institution as a separate or co-trustee in accordance with this Section 615. The following provisions of this Section are adopted to these ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the State) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     No separate or co-trustee may be appointed by the Trustee under this
Section 615 without the prior written consent of the Company, which may not unreasonably be withheld; provided that, if an Event of Default shall have occurred and be continuing, the Trustee shall be empowered to appoint a separate or co-trustee without the consent of the Company. Any separate or co-trustee appointed hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 610 and notice to Holders of the appointment of any separate or co-trustee shall be required under Section 610 hereof.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate or co-trustee shall refer to this Indenture and the conditions of this Article Six. Each separate trustee and co-trustee, upon its acceptance of the appointment, shall be vested with the estates of property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen
(15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.


                                 ARTICLE SEVEN
                Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to be furnished to the Trustee

          (1) annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.


SECTION 702.  Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

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

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Convertible Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Convertible Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


SECTION 703.  Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Convertible Notes are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when the Convertible Notes are listed on any stock exchange.


SECTION 704.  Reports by Company.

     (a) So long as the Convertible Notes or Ordinary Shares deliverable upon conversion of the Convertible Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Company will furnish, upon the request of any Holder of a beneficial interest in the Convertible Notes such information as is specified in paragraph (d)(4) of Rule 144A, to such Holder of beneficial owner or to a perspective purchaser of the Convertible Notes or interest therein who is a qualified institutional buyer within the meaning of Rule 144A, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of the Convertible Note or beneficial interest therein in reliance on Rule 144A unless, at the time of such request, the Company is subject to the reporting requirements in Section 13 or 15(d) of the Exchange Act, or is included in the list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the Exchange Act (and therefore are required to furnish the SEC certain information pursuant to Rule 12G3-2(b) under the Exchange Act).

     (b) To the extent not provided pursuant to paragraph (a) above, the Company shall file with the Trustee a copy, translation or substantially similar version, in each case in the English language, of all notices, statements and documents which are issued to the holders of the Ordinary Shares or which are required to be issued to the Holders by the Singapore Exchange as soon as practicable (but not later than 30 days after the date of issue thereof) and make available to the Trustee as many further copies, translations or versions, as the case may be, as the Trustee may reasonably require in order to satisfy requests from Holders for the same.

     (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein,

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including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).


                                 ARTICLE EIGHT
              Consolidation, Merger, Conveyance, Transfer or Lease


SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.

     (a) The Company shall not consolidate with or merge into any other corporation or, together with or through one or more of its Subsidiaries, convey, transfer or lease all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis to any Person, unless:

          (1) (A) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (a) shall be a corporation, partnership or trust or other entity organized and validly existing under the laws of Singapore or the United States and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in a form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, and premium and interest, on all the Convertible Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed , and (B) such supplemental indenture shall (a) provide that the Holder of each Convertible Note then Outstanding will have the rights, during the Conversion Period, to convert the Convertible Note into the kind and amount of Ordinary Shares, other securities, cash or other assets (with the Share Conversion Price appropriately allocated to such Ordinary Shares, other securities, cash or other assets) receivable upon the consolidation, merger, sale or similar event by a Holder of the number of Ordinary Shares into which the Convertible Note might have been converted immediately prior to that consolidation, merger, sale, transfer or similar events, and (b) provide for adjustments to Share Conversion Price which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for under Section 1405;

          (2) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

          (3) the Company or such Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the relevant terms and conditions of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

     (b) This Section 801 shall only apply to a merger or consolidation in which the Company is not the surviving corporation and to conveyances, leases and transfers by the Company as transferor or lessor.

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SECTION 802.  Successor Person Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other entity or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Convertible Notes and may be dissolved and liquidated.


                                  ARTICLE NINE
                             Supplemental Indentures


SECTION 901.  Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Convertible Notes;

          (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

          (3) to secure the Convertible Notes pursuant to the requirements of
     Section 1008 or otherwise;

          (4) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 801;

          (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect;

          (6) to create a depositary receipt facility into which Ordinary Shares issuable upon conversion of the Convertible Notes may be deposited; or

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          (7) to make any other modifications to the Convertible Notes or this
     Indenture of a formal, minor or technical nature or necessary to correct a manifest error or upon Opinion of Counsel to comply with mandatory provisions of the law of Singapore so long as such modification does not adversely affect the rights of any Holder in any material respect.


SECTION 902.  Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Convertible Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Convertible Note affected thereby,

          (1) change the amount of Convertible Notes whose Holders must consent to an amendment, supplement or waiver to the provisions of this Indenture;

          (2) reduce the rate of or extend the time for payment of interest (including default interest) on any Convertible Note;

          (3) reduce the principal of, or premium or interest on, or change the Stated Maturity of any Convertible Note or reduce the amount of, or postpone the date fixed for, the payment of any Additional Amounts;

          (4) change the provisions of Article Eleven or Article Twelve with respect to any Convertible Note in a manner adverse to the Holder thereof;

          (5) waive a Default in the payment of the principal of, or premium or interest on, any Convertible Notes (except a rescission of acceleration of the Convertible Notes by the Holders of at least a majority in principal amount of the Outstanding Convertible Notes and a waiver of the payment default that resulted from such acceleration);

          (6) change the currency or place of payment of principal of, or premium or interest, on any Convertible Note or the method of calculating any such payment;

          (7) make any change in Sections 507, 508, 513 or 902 (this Section);
     or

          (8) waive a redemption payment with respect to any Convertible Note or change any of the provisions with respect to the redemption of the Convertible Notes.

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     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Convertible Notes therefore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.  Reference in Convertible Notes to Supplemental Indentures.

     Convertible Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Convertible Notes.


                                  ARTICLE TEN
                                    Covenants


SECTION 1001.  Payment of Principal, Premium and Interest.

     The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Convertible Notes in accordance with the terms of the Convertible Notes and this Indenture.


SECTION 1002.  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, The City of New York an office or agency where Convertible Notes may be presented or surrendered for payment, where Convertible Notes may be surrendered for registration of transfer or exchange, where Convertible Notes may be surrendered for conversion, redemption or repayment and where notices and demands to or upon the Company in respect of the Convertible Notes and this

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Indenture may be served. In addition, at any time that the Convertible Notes shall be issued in definitive form the Company will maintain in Singapore an office or agency where securities may be surrendered for conversion, redemption or repayment. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Convertible Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee and the Holders (in accordance with Section 105 and Section 106) of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003.  Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Convertible Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Convertible Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the benefit of the Persons entitled to such principal or any premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Convertible Notes in trust for the benefit of the Person entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, (ii) give the Trustee notice of any default by the Company in the making of any payment of principal, premium, if any, or interest on the Convertible Notes and (iii) during the continuance of any default by the Company (or any other obligor upon the Convertible Notes) in the making of any payment in respect of the Convertible Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

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     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Convertible Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Convertible Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in accordance with the first paragraph of Section 106, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


SECTION 1004.  Statement by Officers as to Compliance.

     The Company will deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in compliance with the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall not be in compliance, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     The Company shall deliver to the Trustee, as soon as possible and in any event within five (5) Business Days after the Chief Executive Officer or Chief Financial Officer of the Company becomes aware of the occurrence of any Event of Default, an Officer's Certificate setting forth the details of such Event of Default.


SECTION 1005.  Existence.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.


SECTION 1006.  Maintenance of Properties.

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     The Company will cause all properties used or useful in the conduct of its business or the business of any Material Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Material Subsidiary and not disadvantageous in any material respect to the Holders.


SECTION 1007.  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Material Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1008.  Restriction on Liens.

     So long as any Convertible Note remains Outstanding, the Company shall not, and shall procure that none of its Material Subsidiaries shall, create or permit to subsist any security interest upon the whole or any part of any present or future property or assets to secure the repayment of, or any guarantee or indemnity in respect of, any International Investment Securities without (i) at the same time or prior thereto securing the Convertible Notes equally and ratably with such securities or otherwise as may be approved by an Extraordinary Resolution or (ii) providing such other security for the Convertible Notes as may be approved by an Extraordinary Resolution.

     The foregoing restriction shall not apply to (a) any security interest upon the whole or a part of any property or assets of a Subsidiary existing at such time the Subsidiary becomes a Material Subsidiary, provided that such security interest shall not have been created in contemplation of or in connection with such entity becoming a Material Subsidiary, (b) any security interest upon the whole or part of any property or assets of the Company or any of its Material Subsidiaries, which security interest is:

     (i) to secure any Indebtedness evidenced by International Investment Securities issued by the Company or by any of its Material Subsidiaries in each case solely for the purposes of financing the cost of the purchase, development, construction, equipping, alteration, repair or improvement of any property or assets acquired by the Company or by any of its Material Subsidiaries after March 18, 2002; provided that (A) the security interest is confined to such property or assets, (B) the principal amount of the International Investment Securities secured by such security interest shall not exceed such cost and (C) the security interest attaches to such

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

property or assets concurrently with or within 120 days of the time of the acquisition of such property or assets or the completion of the activity being financed;

     (ii) to secure any Indebtedness evidenced by International Investment Securities existing on (A) any property or asset of any entity at the time the Company or one of its Subsidiaries acquire such entity after March 18, 2002, whether by merger, consolidation or otherwise or (B) any property or asset at the time it is acquired by the Company or one of its Subsidiaries after March 18, 2002; provided that in each case such security interest shall not have been created in contemplation of or in connection with such acquisition; or

(c) a renewal, extension or replacement (in whole or in part) of any security interest permitted in subsections (a) and (b) above of this Section 1008.

     The Company shall give written notice to the Trustee and the Holders (in accordance with Sections 105 and 106) of the issuance of any International Investment Securities the terms or manner of issuance of which requires security to be granted to the Holders pursuant to this Section.


SECTION 1009.  Payment of Additional Amounts.

     All payments of, or in respect of, principal of, premium and interest on, the Convertible Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Singapore or any authority thereof or therein having power to tax unless these taxes, duties, assessments or governmental charges are required to be withheld or deducted. In that event, the Company agrees to pay by way of additional interest such additional amounts of, or in respect of, principal, premium and interest as will result (after deduction of such taxes, duties, assessments or governmental charges and any additional taxes, duties, assessments or governmental charges of Singapore) in the payment to each Holder of a Convertible Note of the amounts that would have been payable in respect of such Convertible Notes had no withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of:

     (a) any tax, duty, assessment or other governmental charge that would not have been imposed but for the fact that such Holder:

          (1) was for Singapore tax purposes treated as a resident of Singapore or who is otherwise subject to such taxes, duties, assessments or governmental charges by reason of his being connected with Singapore other than the mere ownership of, or receipt of payment under, such Convertible Note; or

          (2) presented such Convertible Note more than 30 days after the date on which the payment in respect of such Convertible Note first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Convertible Note for payment on any day within such period of 30 days;

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     (b) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

     (c) any tax, duty, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payment of principal of or premium or interest on the Convertible Notes;

     (d) any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the Beneficial Owner of a Convertible Note with a request by the Company addressed to the Holder (A) to provide information concerning the nationality, residence or identity of the Holder or such Beneficial Owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) and (B), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, duty, assessment or other governmental charge; or

     (e) any combination of the items listed above;

     nor shall Additional Amounts be paid with respect to any payment of the principal of or premium or interest on any Convertible Note to any Holder who is a fiduciary or partnership or other than the sole Beneficial Owner of the payment to the extent that payment would be required by the laws of Singapore to be included in income for tax purposes of the fiduciary if the Beneficial Owner would not otherwise have been entitled to the Additional Amounts.

     Any reference herein to the payment of the principal of or interest on any Convertible Note shall be deemed to include the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable under this Indenture.


                                 ARTICLE ELEVEN
                         Redemption of Convertible Notes


SECTION 1101.  Right of Redemption.

     (a) The Convertible Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 18, 2004, at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record of the Convertible Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided, however, that no such redemption may be made unless the Closing Price per Ordinary Share on the Singapore Exchange (translated into U.S. dollars at the Prevailing Exchange Rate on such Trading Day), or per ADS on the Nasdaq National Market, for any 20 Trading Days in a 30 consecutive Trading Day period ending not more than five days prior to the date on which notice of such redemption is given, is at least 125% of the Share Conversion Price (translated into U.S. dollars at the Fixed Exchange Rate) or of the Share Conversion Price per ADS (translated into U.S. dollars at the Fixed Exchange Rate and taking into account the current 10:1 Ordinary Share-to-ADS ratio), in each case as adjusted through, and effective on, such notice date.

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Notwithstanding the foregoing, the Company may redeem the Convertible Notes in whole but not in part, at a Redemption Price equal to the Accreted Value, plus accrued and unpaid interest to the Redemption Date if at any time the aggregate principal amount of the Convertible Notes Outstanding is less than 5% of the aggregate principal amount of the Convertible Notes issued hereunder.

     (b) The Convertible Notes are redeemable at the option of the Company, in whole but not in part, on any date at a Redemption Price equal to the Accreted Value, plus any accrued and unpaid interest to the Redemption Date if the Company determines that, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of Singapore or any authority thereof or therein having the power to tax, or any change in the general application or official or judicial interpretation of such laws, regulations or rulings, or any change in the general application or official or judicial interpretation of, or any execution or amendment to, any treaty or treaties affecting taxation to which Singapore is a party, which change, execution or amendment becomes effective on or after the original issue date of the Convertible Notes, the Company has been or will be required to pay Additional Amounts with respect to the Convertible Notes.

     (c) The Convertible Notes are redeemable at the option of a Holder, in whole or in part, unless notice of redemption of all or any portion of the Convertible Notes (which Convertible Notes include the Convertible Notes which such Holder could otherwise require the Company to redeem pursuant to this
Section 1101(c)) pursuant to Section 1101(a) or (b) shall have been given by the Company on or prior to the date of deposit of a demand of redemption under this
Section 1101(c), by completing, signing and depositing at the specified office of the Paying Agent during normal business hours of such Paying Agent not less than 60 or more than 75 days prior to March 18, 2005 a demand of redemption in the form obtainable from the Paying Agent, requiring the Company to redeem on March 18, 2005 all or any portion (being US$1,000 in principal amount or an integral multiple thereof) of the Convertible Notes held by such holder at a Redemption Price equal to 110.081% of the principal amount of the Convertible Notes or portion of the Convertible Notes being redeemed, plus any accrued and unpaid interest accrued to the Redemption Date. No such demand of redemption will be valid unless completed in its entirety.

     Any such demand of redemption will be irrevocable and will bind us, upon surrender by the Holder of the certificates in respect of the relevant Convertible Note or Convertible Notes at the specified office of the Paying Agent.


SECTION 1102.  Applicability of Article.

     Redemption of Convertible Notes at the election of the Company or at the election of the Holders, as permitted or required by any provision of this Indenture or of the Convertible Notes, shall be made in accordance with such provision and this Article.


SECTION 1103.  Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Convertible Notes pursuant to Sections 1101(a) and (b) shall be evidenced by a Board Resolution. In the case of any

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redemption pursuant to Section 1101(a) of less than all the Convertible Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Convertible Notes to be redeemed. Prior to any redemption pursuant to Section 1101(b) the Company agrees to provide the Trustee with an Opinion of Counsel that the conditions precedent to such redemption have occurred. Prior to any redemption pursuant to Section 1101(a), the Company agrees to provide the Trustee with an Officer's Certificate setting forth the relevant Closing Prices or the amount of Convertible Notes Outstanding and the amount originally issued and its conclusion that the conditions precedent to such redemption have occurred.


SECTION 1104.  Selection by Trustee of Convertible Notes to Be Redeemed.

     If less than all the Convertible Notes are to be redeemed, the Trustee shall select the Convertible Notes to be redeemed in principal amounts of US$1,000 or integral multiples of US$1,000, on a pro rata basis, by lot or by such other method as the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Convertible Notes Outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Convertible Notes that have denominations larger than US$1,000. Convertible Notes and portions of them it selects shall be in principal amounts of US$1,000 or integral multiples of US$1,000. Provisions of this Indenture that apply to Convertible Notes called for redemption also apply to Convertible Notes that are called for partial redemption.

     If any Convertible Note selected for partial redemption is converted by the Holder in part after such selection, the partially converted portion of such Convertible Note shall be deemed (so far as may be) to have been redeemed for such purpose. Upon any redemption of less than all the Convertible Notes, the Company and the Trustee may treat as Outstanding any Convertible Notes surrendered for conversion during the period 15 days immediately preceding the mailing of a notice of redemption and need not treat as Outstanding any new Convertible Note authenticated and delivered during such period in exchange for the unconverted portion of any Convertible Note converted in part during such period.

     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Convertible Notes selected for redemption and, in the case of any Convertible Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Convertible Notes shall relate, in the case of any Convertible Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Convertible Notes which has been or is to be redeemed.

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SECTION 1105.  Notice of Redemption.

     Notice of redemption at the election of the Company shall be given in accordance with Section 106, mailed and published not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Convertible Notes to be redeemed.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) the Share Conversion Price as of the date of such notice,

          (4) the Closing Price of the Ordinary Shares and the ADSs, as the case may be,

          (5) the aggregate principal amount of the Outstanding Convertible Notes as of the latest practicable date prior to the publication of such notice,

          (6) if less than all the Outstanding Convertible Notes are to be redeemed, the list identifying (and, in the case of partial redemption of any Convertible Notes, the principal amounts) the particular Convertible Notes to be redeemed,

          (7) that on the Redemption Date the Redemption Price will become due and payable upon each such Convertible Note to be redeemed and that interest thereon will cease to accrue on and after said date,

          (8) that the Convertible Notes being redeemed may be converted at any time during the Conversion Period (unless the Company defaults in making the payment in full due upon redemption), the Share Conversion Price the date on which the Conversion Period for the Convertible Notes being redeemed will terminate and the place or places where such Convertible Notes may be surrendered for conversion,

          (9) the place or places where such Convertible Notes are to be surrendered for payment of the Redemption Price, and

          (10) the CUSIP number.

     Notice of redemption of Convertible Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Notice of redemption of Convertible Notes to be redeemed at the election of a Holder shall be given by a Holder in the form of a notice (the "Holder's Redemption Notice") as set forth in Section 205 or in such other form as may be approved by the Trustee and, in any case, in the manner specified in the form of Convertible Notes hereinbefore set forth.

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

SECTION 1106.  Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Convertible Notes which are to be redeemed on that date other than any Convertible Notes called for redemption on that date which have been converted prior to the date of such deposit.

     If any Convertible Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Note shall (subject to any right of the Holder of such Convertible Note or any Predecessor Convertible Note to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.


SECTION 1107.  Convertible Notes Payable on Repayment Date.

     Notice of redemption having been given as aforesaid, the Convertible Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price from and after such date (unless the Company shall default in the payment of the Redemption Price) such Convertible Notes shall cease to bear interest. Upon surrender of any such Convertible Note for redemption in accordance with said notice, such Convertible Note shall be paid by the Company at the Redemption Price, provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307.

     If any Convertible Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Convertible Note.


SECTION 1108.  Convertible Notes Redeemed in Part.

     Any Convertible Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Convertible Note, at the expense of the Company, a new Convertible Note or Convertible Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Convertible Note so surrendered.

                                  ARTICLE TWELVE
                         Repayment At Option Of Holders

SECTION 1201.  Repayment at Option of Holders.

     Upon the occurrence of a Repayment Event, each Holder of the Convertible Notes shall have the right to require repayment by the Company for all (or any portion equal to US$1,000 or any integral multiple thereof) of such Holder's Convertible Notes in cash at the Accreted Value, plus accrued and unpaid interest to the Repayment Date (subject to the right of Holders of record of the Convertible Notes on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Repayment Date) in accordance with the provisions of this Article Twelve.

     To exercise the right of repayment provided in this Section 1201, a holder must complete and manually sign a Repayment Acceptance Notice in substantially the form set forth in Section 207 and deliver such notice together with the Convertible Note to the Company during normal business hours at the office or agency designated pursuant to Section 1002 not later than the date specified by the Company in the Company's notice of a Repayment Event in accordance with
Section 1202.

     A Repayment Acceptance Notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company may reject any incomplete or incorrect Repayment Acceptance Notice. All costs and expenses incurred by the Company as a result of an incomplete or incorrect Repayment Acceptance Notice will be for the account of the relevant Holder.


SECTION 1202.  Notice of Repayment Event.

     Notice of a Repayment Event shall be given in the manner provided for in Sections 105 and 106 as soon as practicable, but in no event later than five Business Days after the Company becomes aware of the occurrence of such event, to the Trustee and each Holder of Convertible Notes.

     All notices of a Repayment Event shall identify the nature of such Repayment Event and its date of occurrence and state:

     (1) the Repayment Date, which shall be the date that is 45 days from the notice day (or, if not a Business Day, the next succeeding Business Day thereafter), and the latest date by which the Repayment Acceptance Notice (as defined below), specifying the principal amount of Convertible Notes submitted for repayment, must be received, which shall be the date that is 10 days prior to the Repayment Date (or, if not a Business Day, the next succeeding Business Day thereafter);

     (2) the Repayment Price and the amount of accrued and unpaid interest to the Repayment Date payable as provided in Section 1201, if any;

     (3) that on the Repayment Date, the Repayment Price (and accrued and unpaid interest, if any, to the Repayment Date payable as provided in Section 1201) will become

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

due and payable upon each such Convertible Note in relation to which a valid Repayment Acceptance Notice has been received by the Company, and that interest thereon will cease to accrue on and after said date with respect to such Convertible Note; and

     (4) the place or places where such Convertible Notes are to be surrendered for payment of the Repayment Price and accrued and unpaid interest, if any.

     Notice of any Repayment Event shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, in which case the Trustee shall provide the Company with a notice stating the date on which such notice was mailed to Holders and/or proof that such notice was published, in each case in accordance with Section 106. The Notice of any Repayment Event shall also include the form of a notice (the "Repayment Acceptance Notice") as set forth in Section 207 to be completed by any Holder electing to have all or a portion of such Holder's Convertible Notes repaid by the Company as provided in Section 1201.


SECTION 1203.  Notice to Trustee.

     The Company shall furnish the Trustee with an Officer's Certificate setting forth the calculation of the Repayment Amount.


SECTION 1204.  Deposit of Repayment Price.

     Prior to any Repayment Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repayment Price of all the Convertible Notes which are to be repurchased on that date other than any Convertible Notes to be repurchased on that date which have been converted prior to the date of such repurchase.

     If any Convertible Note to be repurchased is converted prior to the date of such repurchase, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the repurchase of such Convertible Note shall (subject to any right of the Holder of such Convertible Note or any Predecessor Convertible Note to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.


SECTION 1205.  Convertible Notes Payable on Repurchase Date.

     Any Convertible Notes surrendered for repayment as provided in this Article shall become due and payable and shall be paid by the Company on the Repayment Date therein specified, and on and after such Repayment Date (unless the Company shall default in the payment of such Convertible Notes on such Repayment Date) such Convertible Notes shall cease to bear interest. Upon surrender of any such Convertible Note for repayment in accordance with such provisions the Repayment Price of such Convertible Note to be repaid shall be paid by the Company, together with accrued interest, if any, to the Repayment Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Convertible Notes, or one or more Predecessor Securities,

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
registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If the Repayment Price of any Convertible Note surrendered for repayment shall not be so paid upon surrender thereof, such Repayment Price (together with interest, if any, thereon accrued to such Repayment Date) shall, until paid, bear interest from the Repayment Date at the rate of interest borne by the Convertible Notes.


SECTION 1206.  Convertible Notes Repaid in Part.

     Subject to Section 305 in the case of Global Notes, upon surrender of any Convertible Note which is to be repaid in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Convertible Note, without service charge and at the expense of the Company, a new Convertible Note or Convertible Notes of the same series, of any authorized denomination specified by the Holder, in an aggregate principal amount equal to and in exchange for the portion of the principal of such Convertible Note so surrendered which is not to be repaid.


SECTION 1207.  Tender Offer.

     If a Holder exercises its right to require the Company to repurchase the Convertible Notes, and the repurchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to any repurchase.


                                ARTICLE THIRTEEN
                                   [Reserved]


                                 ARTICLE FOURTEEN
                         Conversion of Convertible Notes


SECTION 1401.  Conversion Right.

     A Holder of a Convertible Note may convert such Convertible Note (or a portion thereof equal to US$1,000 or any integral multiple thereof) into Ordinary Shares or, subject to the limitations set forth below, ADSs, of the Company at any time after April 17, 2002 and before the close of business on the seventh day preceding Maturity or the Redemption Date fixed for any early redemption at the Share Conversion Price then in effect; provided, however, that, if such Convertible Note is called for redemption pursuant to Sections 1101(a) or (b) of this Indenture, such conversion right shall terminate at the close of business on the seventh day preceding the Redemption Date for such Convertible Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Convertible Note is redeemed) (such period during which the Convertible Notes are convertible, the "Conversion Period"). The number of Ordinary Shares or ADSs issuable upon conversion of a Convertible Note (or a portion thereof equal to US$1,000 or any integral multiple thereof) shall be determined by

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

dividing the aggregate principal amount (translated into Singapore dollars at the Fixed Exchange Rate) of the Convertible Note or portion thereof surrendered for conversion by the Share Conversion Price per Ordinary Share in effect on the Conversion Date, and, in the case of conversion to ADSs, applying the ratio of Ordinary Shares to ADSs in effect on the Conversion Date.

     A Holder may, subject to the limitations set forth below, elect to receive Ordinary Shares upon conversion in the form of ADSs.

     In the case of conversion to Ordinary Shares or ADSs by the Holder of a beneficial interest in the Reg S Global Notes, the Holder must execute a Conversion Notice in which it represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary (i) that at the time of signing and delivery of the Conversion Notice that it or the Person who has a beneficial interest in the Convertible Notes is not a U.S. Person and is located outside the United States (within the meaning of Regulation S under the Securities Act) and that it or the Person who has a beneficial interest in the Convertible Note purchased such Convertible Note in an offshore transaction made in accordance with Rule 903 or Rule 904 of Regulation S, or (ii) if it or the Person who has a beneficial interest in the Convertible Notes is a U.S. Person, that the relevant Convertible Notes and the Ordinary Shares or ADSs issued upon conversion are not subject to the registration requirements of the Securities Act.

     In the case of conversion to Ordinary Shares by the Holder of the beneficial interest in the Restricted Global Notes, the Holder must execute a Conversion Notice in which it represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that at the time of signing and delivery of the Conversion Notice, it or the Person who has a beneficial interest in the Convertible Notes (I) will not offer or sell, pledge or otherwise transfer any of the Ordinary Shares to be delivered upon conversion except (i) pursuant to Rule 144A under the Securities Act to a Person it or the Beneficial Owner reasonably believes is a QIB, purchasing of its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction in accordance with Regulation S under the Securities Act, (iii) pursuant to an effective registration statement under the Securities Act or (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) and (II) will not deposit the Ordinary Shares received upon conversion with the ADS Depositary in exchange for ADSs for so long as the Ordinary Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act.

     In the case of conversion to ADSs by the Holder of a beneficial interest in the Restricted Global Notes, the Holder must execute a Conversion Notice in which it represents and agrees for the benefit of the Company, the Trustee, the Conversion Agent and the ADS Depositary that at the time of signing and delivery of the Conversion Notice, it or the person who has a beneficial interest in the Convertible Notes has satisfied the holding period for restricted securities and other criteria provided by Rule 144 under the Securities Act such that none of the Ordinary Shares deposited with the ADS Depositary in exchange for ADSs upon conversion of the Restricted Global Notes will be "restricted securities" under the Securities Act.

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     Upon receipt of the Conversion Notice, the Company shall, on behalf of such
Holder, as soon as practicable, deliver to and deposit with the ADS Depositary or its custodian, in accordance with the applicable terms and conditions of the ADS Deposit Agreement, such number of Ordinary Shares such Holder would have received upon conversion had such Holder not elected to receive such Ordinary Shares in the form of ADSs. Such Ordinary Shares will be registered in the name of the ADS Depositary or its nominee. Subject to compliance with the terms of the ADS Deposit Agreement, including payment of the fees and expenses of the ADS Depositary by such Holder, the ADS Depositary will issue such number of ADSs representing the deposited Ordinary Shares to such Holder based on the applicable share-to-ADS ratio then in effect.

     A Convertible Note may not be converted if a Holder has delivered a Repayment Acceptance Notice form in respect of such Convertible Note pursuant to Article Twelve exercising the option of such Holder to require repayment by the Company for such Convertible Note.

     Upon conversion, with effect from the Registration Date, the person designated in the Conversion Notice will be registered as the holder of record of the applicable number of Ordinary Shares, but beginning on the Conversion Date such converting Holder shall cease to have any right as a Holder with respect to the Convertible Notes surrendered for conversion.


SECTION 1402.  Exercise of Conversion Right.

     To convert a Convertible Note, a Holder must (a) complete and manually sign a Conversion Notice in substantially the form included in the form set forth in
Section 206 and deliver such notice to the Conversion Agent during normal business hours at the offices of the Conversion Agent in the Borough of Manhattan, The City of New York at its own expense, (b) surrender the Convertible Note to the Conversion Agent during normal business hours at the offices of the Conversion Agent in the Borough of Manhattan, The City of New York, duly endorsed or assigned to the Company or in blank, (c) furnish appropriate endorsements and transfer documents (if any) required by the Registrar or the Conversion Agent, and (d) pay any required transfer or similar tax and make any other required payment. The date on which the Holder satisfies all of those requirements is the "Conversion Notice Date".

     Immediately following deposit of a Convertible Note and Conversion Notice and payment by the converting Holder of any required amount in accordance with this Section 1402, the Conversion Agent shall (i) verify that the Conversion Notice has been duly completed in accordance with its terms and purports to have been signed by or on behalf of the Holder of such Convertible Note named therein and (ii) set out in the Conversion Notice (A) the Conversion Date in respect of the deposited Convertible Note, (B) the Share Conversion Price on Conversion Date and (C) the number of Ordinary Shares or ADSs issuable upon conversion of such deposited Convertible Note. The date on which the Conversion Agent completes the matters referred to in (i) and (ii) above is the "Conversion Date". The Conversion Agent shall reject such deposited Convertible Note if the Conversion Notice in respect of which has not been duly completed in accordance with its terms or does not purport to have been signed by or on behalf of the Holder of such Convertible Note named therein. On the Conversion Date, the Conversion Agent shall send a copy of the Conversion Notice by facsimile to the Company, and shall send

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

by post to the Company the original Conversion Notice as soon as practicable following any such request by the Company in writing. On deposit of a Convertible Note and a Conversion Notice (and payment by a converting Holder of any required amount in accordance with Section 1408), the Convertible Note and the Conversion Notice so deposited and any relevant amounts shall be deemed to be held by the Conversion Agent as the agent of the Company.

     No Holder will be entitled to receive physical share certificates in respect of the Ordinary Shares arising from the conversion of the Convertible Notes. Delivery of the Ordinary Shares shall be made by crediting such Ordinary Shares to a Holder's securities account or the securities account of a Holder's depository agent with CDP. The Company shall allot and issue the Ordinary Shares arising from the conversion of the Convertible Notes in accordance with instructions as set out in the Conversion Notice and shall deliver to CDP the share certificate(s) relating to such Ordinary Shares in the name of CDP for the credit of the Holder's securities account or the securities account of Holder's depository agent as specified in the Conversion Notice as soon as practicable, and in any event not later than 14 days, after the Conversion Date, subject to all applicable laws and in accordance with this Indenture. The Company will register the Person or Persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Ordinary Shares in its share register. The Person or Persons specified for that purpose will become the holder of record of the number of Ordinary Shares issuable upon conversion with effect from the date he is or they are registered as such in the Company's share register.

     The Ordinary Shares issued upon conversion of the Convertible Notes will be duly authorized, validly issued and will in all respects be fully paid and nonassessable and rank equally with all the Ordinary Shares in issue on the relevant Registration Date. A holder of Ordinary Shares issued on conversion of Convertible Notes shall not be entitled to any rights of a shareholder the record date for which precedes the relevant Registration Date.

     If the record date for the payment of any dividend or other distribution in respect of the Ordinary Shares is on or after the Conversion Date in respect of any Convertible Notes converted, but before the Registration Date, the Company shall pay to the converting Holder an amount equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record of such number of Ordinary Shares issued upon conversion (disregarding any retroactive adjustment of the Share Conversion Price pursuant to Section 1405(g)(iv)), and will make such payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter.

     No payment or adjustment will be made for accrued and unpaid interest on dividends on the Ordinary Shares on a Convertible Note delivered for conversion. The delivery to a Holder of the fixed number of Ordinary Shares or ADSs into which the Convertible Note is convertible will be deemed to satisfy the Company's obligation to pay the principal amount and any accrued and unpaid premium and interest attributable to the period from the Interest Payment Date immediately preceding the Conversion Date to the Conversion Date.

     If any Holder surrenders a Convertible Note for conversion after the close of business on the Regular Record Date relating to an Interest Payment Date but before the opening

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

of business on the related Interest Payment Date, then, notwithstanding such conversion, the interest payable on such Interest Payment Date shall be paid to the Holder of such Convertible Note on such Regular Record Date. In such event, unless such Convertible Note has been called for redemption on a Redemption Date prior to such Interest Payment Date, such Convertible Note, when surrendered for conversion, must be accompanied by delivery of a check or draft payable to the Company in an amount equal to the interest payable on such Interest Payment Date on the portion so converted. If such payment does not accompany such Convertible Note, the Convertible Note shall not be converted. If the Company defaults in the payment of interest payable on the Interest Payment Date, such funds shall be repaid to the Holder.

     If a Holder converts more than one Convertible Note at the same time, the number of Ordinary Shares or ADSs issuable upon the conversion shall be based on the aggregate principal amount of Convertible Notes converted. Upon surrender of a Convertible Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Convertible Note equal in principal amount to the unconverted portion of the Convertible Note surrendered.

     A Conversion Notice once given will be irrevocable and may not be withdrawn without the prior written consent of the Company. The Company or the Conversion Agent on its behalf may reject any incomplete or incorrect Conversion Notice. All costs and expenses incurred by the Company or the Conversion Agent as a result of an incomplete or incorrect Conversion Notice will be for the account of the relevant Holder.


SECTION 1403. Fractions of Shares.

     All calculations relating to redemption and conversion, including adjustment of the Share Conversion Price, will be made to the nearest 0.01 of an Ordinary Share or other property or the nearest cent. Fractions of Ordinary Shares will not be issued on conversion and will not be deposited with the ADS Depositary, and no cash adjustments will be made in respect of any such fraction of Ordinary Shares. Under the ADS Deposit Agreement, the ADS Depositary will not issue fractions of ADSs. To the extent the ADS Depositary does not accept a certain number of Ordinary Shares for deposit pursuant to the ADS Deposit Agreement, the Company will deliver such Ordinary Shares to the Holder notwithstanding such Holder's election to receive Ordinary Shares in the form of ADSs.


SECTION 1404.  Cash Settlement.

     Notwithstanding properly deposited with the Conversion Agent as set forth under Section 1401, the Company shall have the option to pay to the relevant Holder an amount of cash in US dollars equal to the Cash Settlement Amount in order to satisfy such conversion right in full. The Company is required to provide notice of its exercise of the cash settlement option in the form provided in Section 208 (the "Cash Settlement Notice") to the relevant Holder as soon as practicable but no later than the fifth banking day following receipt by the Conversion Agent of the relevant Convertible Notes and Conversion Notice (the "Cash Settlement Notice Date"). The Cash Settlement Notice must specify the number of Ordinary Shares or ADSs in respect of which the Company will make such cash payment in the manner described in this Section. The

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

Company will pay the Cash Settlement Amount not less than five Trading Days but no later than the tenth Trading Day following the Cash Settlement Notice Date.


SECTION 1405.  Adjustment of Share Conversion Price.

     The Share Conversion Price shall be adjusted from time to time by the Company as follows:

     In each case, the adjusted Share Conversion Price is determined by multiplying the Share Conversion Price before adjustment, denoted as "P", by an applicable adjustment factor. The formulae for determining the adjustment factors are set forth in the following subsections. In each case, the Share Conversion Price will be adjusted with effect from the end of business in Singapore on the applicable Adjustment Effective Date.

     (a) If the Company:

          (i) pays a dividend or makes a distribution on its Ordinary Shares other than a cash dividend or distribution, in each case, that permits the recipient to elect to receive Ordinary Shares instead of cash (all reference to "dividend" in this Section 1405(a) being a dividend other than an Extraordinary Dividend as defined below);

          (ii) splits or reclassifies the outstanding Ordinary Shares into a greater number of Ordinary Shares; or

          (iii) consolidates or reclassifies the outstanding Ordinary Shares into a lesser number of Ordinary Shares,

     the Share Conversion Price will be adjusted as follows:

                                            X
     Adjusted Share Conversion Price = P x ---
                                            Y

     where:

          "X" means the number of Ordinary Shares outstanding immediately prior to the effectiveness of the relevant event giving rise to the adjustment; and

          "Y" means the number of Ordinary Shares outstanding immediately after effectiveness of the relevant event giving rise to the adjustment.

          The Adjustment Effective Date, in the case of Section 1405(a)(i) above, shall be the record date set for the relevant dividend or distribution giving rise to the adjustment. The Adjustment Effective Date, in the case of Sections 1405(a)(ii) and (a)(iii) above, shall be the date on which the relevant split, consolidation or reclassification giving rise to the adjustment becomes effective.

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
     (b) If (i) the Company issues or distributes Ordinary Shares, or any of its Subsidiaries issues or distributes any securities or rights which are convertible into or exchangeable for Ordinary Shares, or issues or distributes any warrants or rights to purchase or subscribe for Ordinary Shares, in each case, to all or substantially all holders of Ordinary Shares; and (ii) the applicable issuance, distribution, conversion, exchange, purchase or subscription price per Ordinary Share, after taking into account any per share consideration received by the Company in respect of such issuance or distribution, is below 95% of the Average Market Price as of the date of announcement of details concerning such applicable issuance, distribution, conversion, exchange, purchase or subscription price; provided, however, that this Section 1405(b) shall not apply to issuances or distributions made pursuant to Section 1405(a).

     the Share Conversion Price will be adjusted as follows:

                                                      (S + f)
               Adjusted Share Conversion Price = P x ---------
                                                      (S + a)

     where:

          "S" means the number of Ordinary Shares outstanding [at the close of business] on the date of announcement of details concerning such applicable issuance, distribution, conversion, exchange, purchase or subscription price;

          "f" means the number of additional Ordinary Shares which the aggregate applicable issuance, distribution, conversion, exchange, purchase or subscription price, reduced by any aggregate consideration received by the Company in respect of such issuance or distribution, would purchase at the Average Market Price as of such date of announcement; and

          "a" means the number of additional Ordinary Shares which are issued or distributed or are initially issuable or distributable pursuant to the terms of the securities or rights issued or distributed in such issuance or distribution.

          The Adjustment Effective Date for an adjustment pursuant to this subsection (b) shall be the record date the Company sets for such issuance or distribution.

          In case of any adjustment as a result of issuance of Ordinary Shares by way of a rights offering to all or substantially all holders of Ordinary Shares, the Company may elect to defer the effectiveness of that adjustment until the subscription period applicable to such rights offering has expired. In that case, the Share Conversion Price shall be adjusted using elements "f" and "a" in the above formula that are calculated on the basis of the actual number of the Ordinary Shares issued and aggregate purchase price actually paid in the rights offering. The adjustment shall take effect retroactively from the record date the Company sets for such rights offering.

     (c) If the Company issues or distributes, for less than 95% of their fair market value (as determined below), to all or substantially all holders of Ordinary Shares, any

          (i) securities other than as described in Sections 1405(a) or (b) above or Section 1405(e) below,

          (ii) assets, other than cash dividends addressed in (d) below or other cash dividends in kind, in each case declared and paid in the ordinary course (as described below), but, for the avoidance of doubt, including any dividend or portion of such dividend which constitutes a redemption of share capital as part of a reduction in par value of the Ordinary Shares, or

          (iii) rights to acquire those securities or assets described in subsection (i) and (ii) above,

     the Share Conversion Price will be adjusted as follows:

                                                       (M - d)
               Adjusted Share Conversion Price = P x ------------
                                                          M

     where:

          "M" means the Average Market Price per Ordinary Share as of the date of announcement of terms of such issuance or distribution; and

          "d" means the fair market value of the portion of the securities, assets or rights to acquire such securities, assets or rights per Ordinary Share, less any per share consideration received by the Company in respect of such portion. The fair market value will be as determined by the Board of Directors of the Company, which determination will be conclusive and calculated on the last Trading Day preceding such date of announcement.

     For purposes of this subsection (c), dividends "in the ordinary course" shall mean, with respect to any fiscal year, the declaration and payment by the Company of no more than (x) an interim dividend with respect to its interim financial results for such fiscal year and (y) a final dividend with respect to its full year financial results for such fiscal year.

     The Adjustment Effective Date, in the case of this subsection (c), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

     (d) If the Company issues or distributes an Extraordinary Dividend in the form of cash (as described below), the Share Conversion Price will be adjusted as follows:

                                                  (M - e)
          Adjusted Share Conversion Price = P x -----------
                                                     M

     where:

          "M" has the same meaning as in subsection (c) above; and

          "e" means the amount of Extraordinary Dividend payable per Ordinary Share.

     The Extraordinary Dividend shall be, in the case of (i) above, the amount by which the Total Current Dividend exceeds 2% of the One-Year Average Closing Price, and in the case of (ii) above, the amount by which the Total Current Dividend exceeds the Reference Dividend. For the avoidance of doubt, all amounts are on a per Ordinary Share basis.

     For the purposes of this subsection (d):

     "Extraordinary Dividend" means, with respect of a dividend on a certain date, a Total Current Dividend that, as of such date, equals or exceeds on a per share basis:

          (i) 2% of the One-Year Average Closing Price of the Ordinary Shares if the Company has never declared or paid any cash dividend; or

          (ii) the lower of (A) twice the Reference Dividend and (B) the Reference Dividend plus 1% of the One-Year Average Closing Price of the Ordinary Shares if the Company has declared and paid at least one cash dividend.

     "One-Year Average Closing Price" means the arithmetic average of the official closing price per Ordinary Share quoted on the Singapore Exchange for each stock exchange trading day during the 365 consecutive day period ending on the record date set for the dividend that may result in an adjustment.

     "Reference Dividend" means, at any time, the largest aggregate amount of cash dividend(s) declared with respect to any previous fiscal year (or any interim period of such fiscal year) on a per Ordinary Share basis.

     "Total Current Dividend" means any and all cash dividends declared by the Company on the Ordinary Shares, prior to the deduction of any withholding tax plus any corporate tax attributable to that dividend, in the period starting from the beginning of the fiscal year in which the record date set for the dividend that may result in an adjustment falls and ending on and including that record date (including the dividend that may result in an adjustment), other than any dividend or portion thereof which previously resulted in an adjustment under this Section 1405(d).

     The Adjustment Effective Date, in the case of this subsection (d), shall be the record date set for the relevant issuance or distribution giving rise to the adjustment.

     (e) If the Company pays a dividend or makes a distribution to all or substantially all holders of its Ordinary Shares consisting of shares of any class or series, or similar equity interests, of or relating to any of its Subsidiaries or other business units, the Share Conversion Price will be adjusted as follows:

                                                   (D)
          Adjusted Share Conversion Price = P x ---------
                                                 (D + v)

     where:

          "D" means the arithmetic mean of the daily Post-Distribution Prices of the Ordinary Shares for the 10 Trading Days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the Singapore Exchange or such other principal exchange or market of which the Ordinary Shares are then listed or quoted (the "Ex-Dividend Date").

          "v" means the fair market value of portion of the securities distributed as is attributable to one Ordinary Share, less any consideration received by the Company in respect of such portion.

     For purposes of this subsection (e):

     "fair market value" means the number of securities distributed in respect of each Ordinary Share multiplied by the arithmetic mean of the daily Post-Distribution Prices of those Convertible Notes distributed for the 10 Trading Days commencing on and including the fifth Trading Day after the ex-dividend date.

     "Post-Distribution Price" of Ordinary Shares or any similar equity interest on any date means the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "when issued" basis without due bills (or similar concept) as reported in the composite transactions for the principal securities exchange on which such share or equity interest is traded provided that if on any date such units have not traded on a "when issued" basis, the post-distribution price shall be the closing per unit sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for trading of such units on a "regular way" basis without due bills (or similar concept) as reported in the composite transactions for the principal securities exchange on which such share or equity interest is traded. In the absence of such quotation, the Company shall determine the post-distribution price on the basis of such quotations which reflect the post-distribution value of the Ordinary Shares or equity interests it consider appropriate.

     The Adjustment Effective Date, in the case of this subsection (e), shall be the record date set for the relevant dividend or distribution giving rise to the adjustment.

     (f) If the Company determines that any other adjustment should be made to the Share Conversion Price, the Company will make such adjustment which is fair and reasonable in the opinion of its Board of Directors.

     (g) For purposes of subsection (a) to (f) above, as applicable:

          (i) "Average Market Price" as of a date means the arithmetic mean of the daily Closing Prices quoted for the Ordinary Shares on the Singapore Exchange for the 10 consecutive Trading Days immediately preceding that date.

          (ii) the Company may not reduce the Share Conversion Price so that on conversion, Ordinary Shares would be issued at a discount to their par value.

          (iii) Except in the case of a consolidation or reclassification of Ordinary Shares pursuant to Section 1405(a), the Share Conversion Price will not be increased as a result of any adjustment.

          (iv) in case of an adjustment under Section 1405(a), (b) or (c), if the actual amount of adjustment cannot be determined on such record date because certain terms of issuance or distribution have not been determined, the Company may elect to defer the effectiveness of such adjustment until it can be determined and such adjustment will take effect retroactively from the record date set for such issuance or distribution. In such case, the Company shall issue additional Ordinary Shares, as a result of such adjustment, to the Holders who surrendered for conversion between such record date and the date on which such adjustment is determinable.

          (v) if any doubt arises as to the appropriate adjustment to the Share Conversion Price, a certificate of the Company's auditors at the time will be conclusive and binding on all concerned except in the case of manifest error.

          (vi) no adjustment will be made to the Share Conversion Price where the adjustment, rounded to the nearest cent as provided below, if applicable, would be less than one percent of the Share Conversion Price then in effect. On any adjustment, the resulting Share Conversion Price will be rounded to the nearest cent (or the smaller of the nearest cent in the case of two equally near cents). Any adjustment not required to be made and any amount by which the Share Conversion Price will be rounded will be carried forward and taken into account in any subsequent adjustment.

          (vii) No adjustment will be made to the Share Conversion Price where Ordinary Shares or other securities, options or rights to subscribe for or purchase Ordinary Shares or other securities are issued pursuant to any stock option or purchase programs, plans or similar arrangements approved by the Board of Directors or the shareholders of the Company.

          (viii) If a Conversion Date falls prior to the Adjustment Effective Date of an adjustment of the Share Conversion Price in circumstances where the delivery of Ordinary Shares in respect of the exercise of relevant conversion right falls on or after such Adjustment Effective Date, the Company shall deliver to the relevant Holder the additional number of Ordinary Shares to which that Holder would have been entitled had the relevant Conversion Date fallen immediately following the Adjustment Effective Date.

          (ix) Whenever the Company plans to take action that will result in the adjustment of the Share Conversion Price under this Section 1405 or the Share Conversion Price has been adjusted, the Company shall promptly notify Holders in a manner prescribed by Section 106 and file with the Trustee an Officer's Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

          (x) The Trustee has no duty to determine when an adjustment under this
     Section 1405 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any Convertible Notes or assets issued upon conversion of the Convertible Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Fourteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1405 as the Trustee.

          (xi) The Company may, from time to time to the extent permitted by applicable law, reduce the Share Conversion Price of the Convertible Notes, at the sole discretion of the Board of Directors, by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such decrease. The Company may, at its option, make such reductions in the Share Conversion Price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Ordinary Shares resulting from any dividend or distribution of Ordinary Shares (or rights to acquire Ordinary Shares) or from any event treated as such for income tax purposes.


SECTION 1406. Notice of Adjustments of Share Conversion Price.

     Whenever the Share Conversion Price is adjusted as herein provided:

     (a) the Company shall compute the adjusted Share Conversion Price in accordance with Section 1405 and shall prepare a certificate signed by the Treasurer of the Company setting forth such adjusted Share Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Convertible Notes pursuant to Section 1002; and

     (b) a notice stating that the Share Conversion Price has been adjusted and setting forth such adjusted Share Conversion Price, shall forthwith be required, and as soon as practicable after it is required, such notice shall be given by the Company to all Holders in accordance with Section 106.


SECTION 1407. Notice of Certain Corporate Action.

     In case at any time after the date 20 days prior to the commencement of the Conversion Period:

          (a) the Company shall declare a dividend in or make any other distribution on, or pay or make any cash or other distribution with respect to its Ordinary Shares, other than a regular periodic cash dividend not constituting an adjusted Share Conversion Price in accordance with Section 1405, or shall authorize the granting, issue or offer to the holders of Ordinary Shares of options, rights or warrants to subscribe for or purchase any shares or Convertible Notes (other than Ordinary Shares or any shares or any Convertible Notes convertible into or exchangeable for Ordinary Shares or any shares or Convertible Notes other than Ordinary Shares); or

          (b) there shall be any reclassification of the Ordinary Shares (including a subdivision or consolidation of the Company's outstanding Ordinary Shares) or any consolidation, amalgamation or merger to which
     Section 1405(a) applies or the sale or transfer of all or substantially all of the assets of the Company; or

          (c) the Company shall authorize the issue of any Convertible Notes convertible into or exchangeable for Ordinary Shares or options, rights or warrants to subscribe for or purchase Ordinary Shares or Convertible Notes (other than those referred to in paragraph (a) above), or any Ordinary Shares, which will upon issue give rise to an adjustment to the Share Conversion Price pursuant to Section 1405; or

          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company shall forthwith give written notice thereof to the Trustee and, in addition it will at least 20 days prior to the applicable (in the case of sub-paragraph (i) below) record date or (in the case of sub-paragraph (ii) below) record date or date of submission, whichever is earlier, or (in the case of sub-paragraph (iii) below) date of submission or (in the case of sub-paragraph (iv) below) date of issue or (in the case of sub-paragraph (v) below) record date or effective date, whichever is earlier, cause such notice to be filed at each office or agency maintained for the conversion of Convertible Notes pursuant to Section 1002 and given to the Holders in accordance with
Section 106 stating, as the case may require:

          (i) the record date for such granting, issue or offer of rights or warrants, dividend, distribution or payment or such reclassification (and, in the case of the granting, issue or offer of options, rights or warrants, the period during which such rights or warrants may be exercised); or

          (ii) the date (x) on which such reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is to be submitted to a general meeting of shareholders of the Company for approval and (y) that is the record date for the same (if applicable) and (z) on which such reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective and as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for Ordinary Shares, Convertible Notes, cash or other property deliverable upon such reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up; or

          (iii) (in the event of the declaration of a dividend or other distribution referred to in paragraph (a) above, the payment of which must, under mandatory provisions or the laws of Singapore be submitted for approval to a general meeting of shareholders before such dividend or other distribution may legally be paid or made) the date of such submission; or

          (iv) in the event of an issue referred to in paragraph (c) above, the date of such issue; or

          (v) (in the event of a reclassification, consolidation, merger, amalgamation, sale, transfer, dissolution, liquidation or winding-up referred to in paragraph (b) above not being submitted to a general meeting of shareholders of the Company for approval) (y) the record date for the same (if applicable) and (z) the date when the same becomes effective;

provided that if the exact date or period required to be given in a notice referred to in this Section is not known at the time of such notice to the Trustee, such notice shall indicate the approximate date thereof and the Company shall give a second notice to the Trustee as soon as practicable, specifying such exact date or period of submission, and shall also cause such second notice to be filed at each office or agency maintained for the conversion of Convertible Notes pursuant to Section 1002 and given to all the Holders in accordance with Section 106 as soon as practicable. Notwithstanding the foregoing, in the case of any issue referred to in paragraph (iii) above, the Company shall not be required to give any notice mentioned above before the date upon which the relevant consideration per Ordinary Share for such issue is fixed by the Company but in any such case the Company shall promptly upon the fixing of such consideration give notice in accordance with the above provisions of this Section 1407.

     The failure to give notice required by this Section 1407 or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, or the vote on any such action.


SECTION 1408. Taxes and Expenses on Conversions.

     As conditions precedent to conversion, the Holder must pay to the Conversion Agent any taxes and capital, stamp, issue and registration duties arising on conversion, other than any taxes or capital or stamp duties payable in Singapore in respect of the allotment, issuance and listing of the Ordinary Shares upon conversion. In addition, the Holder will be required to pay any tax or duty relating to any disposal or any deemed disposal relating to conversion and transfer involved in the delivery of the Ordinary Shares deliverable upon conversion. The Company will pay all other expenses arising on the issue, allotment and delivery of the Ordinary Shares issuable upon conversion.


SECTION 1409. Covenants Relating to Conversion.

     The Company hereby agrees that, so long as any conversion right is, or is capable of being or becoming, exercisable, it shall:

          (a) at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of Convertible Notes, the full number of Ordinary Shares then issuable upon the conversion of all outstanding Convertible Notes.

          (b) cause all Ordinary Shares issued upon conversion of Convertible Notes to be upon issuance duly and validly issued, fully paid and nonassessable and, except as provided in Section 1408, the Company will pay all taxes, liens and charges with respect to the issue thereof.

          (c) except as required under Singapore law or the Company's Articles of Incorporation, not close its register of shareholders or take any other action which prevents the transfer of its Ordinary Shares generally unless, under the laws of Singapore as then in effect, the Convertible Notes may be converted legally and the Ordinary Shares issued upon conversion may (subject to any limitation imposed by law) be transferred (as between transferor and transferee although not as against the Company) at all times during the period of such closure or while such other action is effective, and shall not take any action which prevents the conversion of the Convertible Notes or the issuance of Ordinary Shares with respect thereto or the registration of the Ordinary Shares issued upon conversion of the Convertible Notes;

          (d) not take any action which would result in an adjustment of the Share Conversion Price if, after giving effect thereto, the Share Conversion Price would (but for the provisions of Section 1405(vii)) be decreased to such an extent that the Ordinary Shares to be issued on conversion of any Convertible Note could not, under any applicable law then in effect, be legally issued;

          (e) use its best efforts to obtain and maintain a listing on the Singapore Exchange for all the issued Ordinary Shares or, if, having used such best efforts, it is unable to obtain or maintain such listing, use its best efforts to obtain and maintain a listing for the Ordinary Shares on such other stock exchange or exchanges as the Company may from time to time determine, and shall give notice of the identity of such stock exchange or exchanges to the Holders;

          (f) at any time after the commencement of the Conversion Period, not create or issue any class of share capital other than Ordinary Shares without giving to the Holders notice at least 20 days (or, if practicable, 30 days) prior to the relevant record date for the determination of shareholders entitled to vote at the general meeting of shareholders at which an amendment to the Company's Articles of Incorporation to enable the Company to create such class of share capital is to be voted upon;

          (g) if any firm public offer is made to all holders of Ordinary Shares (or such holders other than the offeror and/or any Affiliate of the offeror and/or persons associated or acting in concert with the offeror) to acquire all or a portion of the Ordinary Shares and such offer comes to the knowledge of an Authorized Officer of the Company, give notice of such offer to the Holders in accordance with Section 106 within 15 days after obtaining such knowledge; and

          (h) cause to be filed at each office or agency maintained for the purpose of conversion of Convertible Notes pursuant to Section 1002 and cause to be given to all Holders in accordance with Section 106, at least 10 days prior to the commencement or termination of a Closed Period (or, in the event the Company does not have 10 days advance knowledge of the commencement or termination of a Closed Period, as soon as practicable after the Company receives knowledge thereof), a notice setting forth the dates upon which the Closed Period shall commence and shall terminate; and, if the termination date of such Closed Period is not fixed at the time of filing and giving such notice, such notice shall set forth an approximation of such termination date, and the Company shall upon the fixing or occurrence of such termination date (whichever shall occur first) file and give in like manner another notice setting forth the termination date of such Closed Period.


SECTION 1410. Cancellation of Converted Convertible Notes.

     All Convertible Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.


SECTION 1411. Trustee Adjustment Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Convertible Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Fourteen. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 1411 as the Trustee.

     [The remainder of this page intentionally left blank.]

                            -------------------------

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.


The Common Seal of                  )

ST ASSEMBLY TEST SERVICES LTD       )
                                                                (COMPANY'S SEAL)
was hereunto affixed                )

in the presence of:                 )



    /s/ Harry H. Davoody            Director
-----------------------------------


   /s/ Chua Su Li                   Director/Secretary
-----------------------------------


THE BANK OF NEW YORK


By:  /s/ Kelvyn Ee
    -----------------------------------------------
    Name:  Kelvyn Ee
    Title: AVP

                                                                         ANNEX A


                          FORM OF TRANSFER CERTIFICATE
                       FOR TRANSFER FROM RESTRICTED GLOBAL
                      CONVERTIBLE NOTE TO REG S GLOBAL NOTE


The Bank of New York,
 as Trustee
101 Barclay Street
Floor 21W
New York, New York 10286


Attn: Global Finance Unit

      Re: 1.75% Convertible Notes due 2007 of ST Assembly Test Services Ltd (the
          "Convertible Notes")

     Reference is hereby made to the Indenture, dated as of March 18, 2002 (the "Indenture"), between ST Assembly Test Services Ltd (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


     This letter relates to US$__________ principal amount of Convertible Notes which are held in the form of a beneficial interest in the Restricted Global Notes with the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for a beneficial interest in the Reg S Global Notes to be held with the Depositary in the name of [insert name of transferee].

[NOTE: INSERT [A] IN ALL CASES UNLESS [B] IS INSERTED IN ACCORDANCE WITH THE NEXT SENTENCE. AT THE OPTION OF THE TRANSFEROR, [B] MAY BE INSERTED IN PLACE OF [A] ON AND AFTER THE EXPIRATION OF THE HOLDING PERIOD AND OTHER REQUIREMENTS UNDER RULE 144 IN CASES OF TRANSFERS INTO THE UNRESTRICTED REG S GLOBAL NOTE.]

     [A] In connection with such request and in respect of such Convertible Note, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Convertible Notes and pursuant to and in accordance with Regulations ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

          (1) the offer of the Convertible Notes was not made to a person in the United States;

          [(2) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;]*

          [(2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]*

          (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     [B] In connection with such request and in respect of such Convertible Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Convertible Notes, and that the Convertible Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

                                            [Insert Name of Transferor]



                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Dated:
       -----------------------------


cc:  ST Assembly Test Services Ltd

---------------

* Insert one of these two provisions, which come from the definition of "offshore transaction" in Regulation S.

                                                                         ANNEX B


                          FORM OF TRANSFER CERTIFICATE
                             FOR TRANSFER FROM REG S
                         NOTE TO RESTRICTED GLOBAL NOTE


The Bank of New York,
 as Trustee
101 Barclay Street
Floor 21W
New York, New York 10286


Attn: Global Finance Unit

      Re: 1.75% Convertible Notes due 2007 of ST Assembly Test Services Ltd (the
          "Convertible Notes")

     Reference is hereby made to the Indenture, dated as of March 18, 2002 (the "Indenture"), between ST Assembly Test Services Ltd (the "Company") and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     This letter relates to US$___________ principal amount of Convertible Notes which are held in the form of a beneficial interest in the Reg S Global Notes with [Euroclear] [Clearstream] through the Depositary in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Convertible Note for a beneficial interest in the Restricted Global Notes to be held with the Depositary in the name of [insert name of transferee].

     In connection with such request, and in respect of such Convertible Notes, the Transferor does hereby certify that such Convertible Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Indenture and the Convertible Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), to a transferee that the Transferor reasonably believes is purchasing the Convertible Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act ("Rule 144A"), and such transferee is aware that the sale to it is being made in reliance upon Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

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
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            [Insert Name of Transferor]


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


Dated:
       ------------------------------


cc:  ST Assembly Test Services Ltd

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